UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MATTERSIGHT CORPORATION

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April 5, 2018

Dear Mattersight Stockholder:

On behalf of the Board of Directors and management of Mattersight Corporation, I cordially invite you to attend the 2018 Annual Meeting of Mattersight’s stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9 a.m. Central Time on Tuesday, May 15, 2018, at our offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

The agenda for this year’s Annual Meeting includes (i) the proposed election of our two Class I directors for a term of three years (ii) approve the amendment and restatement of the Mattersight Corporation 1999 Stock Incentive Plan (the “1999 Plan”) and (iii) the ratification of our independent public accountants for the 2018 fiscal year. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, stockholders will have an opportunity to comment and ask appropriate questions. You may also obtain more information about us from the documents we have filed with the Securities and Exchange Commission (the “SEC”).

Our Board of Directors recommends that you vote (i) “FOR” the election of the two nominees to serve on our Board of Directors for a term of three years, (ii) “FOR” the proposed amendment and restatement of the 1999 Plan and (iii) “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2018 fiscal year. The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive the greatest number of votes will be elected as directors and approved, respectively. The proposed adoption of the 1999 Plan and the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2018 fiscal year requires approval of holders of a majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting.

On behalf of our Board of Directors, we thank you for your continued support of Mattersight. We encourage you to read the accompanying Notice of Annual Meeting and Proxy Statement and vote promptly. To ensure that your shares are represented at the Annual Meeting, whether or not you plan to attend in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet, or by signing, dating, and mailing your proxy card in accordance with the instructions provided on it.

Sincerely,

/s/ Kelly D. Conway
Kelly D. Conway
President and Chief Executive Officer

This Proxy Statement is first being made available to stockholders on or about April 5 2018. Once again, this year, we are pleased to be providing our stockholders with proxy materials over the Internet. By using this method of delivery, we are able to provide these important materials in an expedited manner while reducing our costs and the environmental impact of our Annual Meeting.

MATTERSIGHT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2018

The Annual Meeting of Mattersight Corporation, a Delaware corporation (referred to herein as the “Company,” “Mattersight,” “we,” “us,” or “our” as the context requires), will be held at 9 a.m. Central Time on Tuesday, May 15, 2018, at our offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, for the following purposes:

1.

To elect the two nominees identified in this Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) as Class I directors to our Board of Directors, to serve for a three-year term ending at the 2021 annual meeting of stockholders;

2.	To approve the amendment and restatement of the Mattersight Corporation 1999 Stock Incentive Plan;
3.	To ratify the appointment of Grant Thornton LLP as our independent public accountants for the 2018 fiscal year; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Proxy Statement more fully describes the foregoing items of business.

Only holders of record of shares of our Common Stock, $0.01 par value per share (“Common Stock”), and holders of record of shares of our 7% Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Stock”, together with the Common Stock, “Mattersight Stock”), at the close of business on March 21, 2018 (the “Record Date”) may vote at the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, during normal business hours, for ten days prior to the Annual Meeting.

Once again this year, we are pleased to be using SEC’s “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. On or about April 5, 2018, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to stockholders as of the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability contains instructions on how to access an electronic copy of our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 12, 2018 (the “Annual Report”). The Notice of Internet Availability also contains instructions on how to request a paper copy of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote at your earliest convenience. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting, even if you are unable to attend.

By Order of the Board of Directors,

/s/ David B. Mullen
David B. Mullen
Senior Vice President, Chief Financial Officer and Corporate Secretary

Chicago, Illinois

April 5, 2018

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING

This Proxy Statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held at our offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606 on Tuesday, May 15, 2018, at 9 a.m. Central Time, or at any postponement or adjournment thereof. The proxy materials, together with a copy of the Annual Report, are first being made available to our stockholders beginning on or about April 5, 2018.

The purpose of the Annual Meeting is for our stockholders to consider and vote upon (i) the proposed election of our two Class I directors for a term of three years, (ii) approval of the amended and restated 1999 Plan and (iii) the ratification of our independent public accountants for the 2018 fiscal year. The following is intended to address questions you might have regarding the Annual Meeting.

How may I receive proxy materials?

We are pleased to be using the SEC “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. As a result, we are mailing our stockholders a notice about the Internet availability of the proxy materials that contains instructions on how to access this Proxy Statement and our Annual Report online. If you received this notice, then you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The notice also contains instructions on how stockholders may, if desired, request a printed copy of our proxy materials.

How does our Board of Directors recommend that our stockholders vote?

After careful consideration, our Board of Directors recommends that you vote (i) “FOR” the election of the two nominees to serve on our Board of Directors for a term of three years, (ii) “FOR” approval of the amendment and restatement of the 1999 Plan and (iii) “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2018 fiscal year.

Who is entitled to vote at the Annual Meeting?

Only holders of record of shares of Common Stock and holders of record of shares of Series B Stock at the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, 34,830,210 shares of Mattersight Stock, comprised of 33,192,424 shares of Common Stock and 1,637,786 shares of Series B Stock, were outstanding and entitled to be voted at the Annual Meeting. Each share of Mattersight Stock entitles the holder to one vote and both classes of Mattersight Stock will vote together as a single class on all matters presented for a vote at this meeting.

How many votes must be present to hold the Annual Meeting?

A quorum is necessary to hold a valid Annual Meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the 34,830,210 shares of Mattersight Stock outstanding and entitled to vote generally in the election of directors on the Record Date are present, either in person or by proxy. Abstentions and broker non-votes are counted for purposes of a quorum. Your shares are counted as present if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone, or by mail.

What is the difference between routine vs. non-routine matters?

The election of directors and approval of the amendment and restatement of the 1999 Plan are considered to be non-routine matters under applicable rules. Because a broker cannot vote without instructions on non-routine matters, there may be broker non-votes on these proposals. The ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2018 fiscal year is considered to be a routine matter under applicable rules. A broker may generally vote on routine matters, and therefore, there should be no broker non-votes in connection with this proposal.

What vote is required to approve each of the proposals?

On all matters, each share has one vote. Our organizational documents do not provide for cumulative voting. Therefore, the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive the greatest number of affirmative votes will be elected as directors. Neither broker non-votes nor abstentions are included in the tabulation of the voting results and, therefore, do not have the effect of votes “AGAINST” the election of directors.

Approval of the amendment and restatement of the 1999 Plan and the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2018 fiscal year each require approval of the holders of a majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting. A failure to vote your shares of Mattersight Stock or a broker non-vote will have no effect on the outcome of the vote for these proposals. An abstention will have the same effect as voting “AGAINST” each of these proposals.

How do I vote or change my vote?

You may vote in person at the Annual Meeting or by proxy through the Internet, by telephone, or by mail. Likewise, you may revoke your proxy at any time before the voting at the Annual Meeting following proper procedure.

Voting in Person-If you hold shares in your name as a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting or you may give us a signed proxy card before voting is closed. If you would like to attend the Annual Meeting, please bring proof of identification with you to the Annual Meeting. Even if you plan to attend the Annual Meeting, we strongly encourage you to submit a proxy for your shares in advance as described below, so your vote will be counted if you later decide not to attend. If your shares are held in “street name,” which means your shares are held of record by a broker, bank, or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a proxy from the record holder of the shares (your broker, bank, or nominee) authorizing you to vote at the Annual Meeting. To do this, you should contact your broker, bank, or nominee.

Voting by Proxy-If you are a holder of record of Mattersight Stock (that is, you hold your stock in your own name) on the Record Date, you may submit a proxy with your voting instructions by any of the following methods:

•

Through the Internet: Go to the website www.proxyvote.com and follow the instructions included with the Notice of the Annual Meeting or, if applicable, on your proxy card, at any time before 11:59 p.m. Eastern Time on Monday, May 14, 2018.

•

By Telephone: Call 1-800-690-6903 on a touch-tone telephone from anywhere within the United States or Canada at any time before 11:59 p.m. Eastern Time on Monday, May 14, 2018, and follow the instructions included with the Proxy Statement or, if applicable, on your proxy card. Instructions are also provided by recorded telephone message.

•	By Mail: You may also complete, sign, date and mail your proxy card using the instructions provided on it.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number before your proxy will be accepted. This number is included either with the Notice of the Annual Meeting or, if applicable, on your proxy card. Once you have indicated how you want to vote in accordance with the instructions provided, you will receive a confirmation that your proxy has been successfully submitted.

Properly executed proxies that do not contain specific voting instructions will be voted (i) “FOR” the election of the two nominees to serve on our Board of Directors for a term of three years, (ii) “FOR” the approval of the amendment and restatement of the 1999 Plan and (iii) “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2018 fiscal year.

Revocation of Proxy-Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the Annual Meeting. You may revoke your proxy at any time before the voting at the Annual Meeting by any of the following methods:

•	voting again at a later date by telephone or through the Internet. Your latest voting instructions will be counted and your earlier instructions, using the same procedures, revoked;
•	submitting a new proxy that is properly signed with a later date;

•	sending a properly signed written notice of your revocation to Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, Attention: Legal Department; or
•	voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

If your shares are held in street name through a broker, bank, or other nominee, then you must contact your broker, bank, or nominee to revoke your proxy.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares of Mattersight Stock are held in “street name,” then you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares voted. Your broker or nominee is permitted to use discretion to vote your shares on routine matters if you fail to provide instructions. Your broker or nominee is not permitted to vote your shares on non-routine matters without your instructions. Shares that are not permitted to be voted by your broker are called “broker non-votes.”

The election of directors and approval of the amendment and restatement of the 1999 Plan are considered to be non-routine matters under applicable rules. As a result, without your instruction, your broker will not be able to vote your shares on these matters, which will result in broker non-votes. Broker non-votes will not be counted and therefore will have no effect on these proposals. The ratification of the appointment of Grant Thornton LLP as our independent public accountants is considered to be a routine matter under applicable rules. Because brokers may generally vote on routine matters, there should be no broker non-votes in connection with this proposal.

How are proxies solicited?

This proxy solicitation is being made and paid for by Mattersight on behalf of its Board of Directors. Our directors, officers, and employees may solicit proxies by personal interview, mail, email, telephone, facsimile, or other means of communication, but they will not be paid additional remuneration for their efforts. We also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Mattersight Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses for doing this.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, then you might receive more than one proxy card. Please complete, sign, date, and return all of the proxy cards you receive regarding the Annual Meeting to ensure that all of your shares are voted.

When may a meeting be adjourned?

When any meeting is convened, the presiding officer, if directed by our Board of Directors, may adjourn or postpone the meeting if (i) no quorum is present for the transaction of business or (ii) our Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that our Board of Directors determines has not been made sufficiently or timely available to stockholders or otherwise to effectively exercise their voting rights. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies in order to achieve a quorum will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting, as adjourned or postponed.

Who may I contact regarding additional questions?

If you have more questions about any of the proposals on the Annual Meeting agenda, need assistance in submitting your proxy or voting your shares, or need additional copies of the Proxy Statement or the enclosed proxy card, you should contact the Legal Department, Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606 or call 877-235-6925.

PROPOSAL #1 ELECTION OF DIRECTORS

Our Board of Directors consists of three classes of directors, each of which is elected for a staggered three-year term, as follows:

Class I Term Expires at this Annual Meeting	Class II Term Expires at 2019 Annual Meeting	Class III Term Expires at 2020 Annual Meeting
Tench Coxe	Philip R. Dur	Kelly D. Conway
John T. Kohler	Henry J. Feinberg	David B. Mullen
	John C. Staley	Michael J. Murray

Each of the following individuals recommended by our Board of Directors is standing for election as a Class I director to serve a three-year term expiring at the 2021 annual meeting of stockholders and until his successor is duly elected and qualified, unless he resigns or is removed: Tench Coxe and John T. Kohler.

As described below under the caption “Selection of Director Nominees,” for the reasons described below, our Board of Directors has nominated each of the director nominees to stand for election at the Annual Meeting, based on the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors (the “Nominating and Corporate Governance Committee”). If for any reason a nominee becomes unable or is unwilling to serve at the time of the meeting, then the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors. It is not anticipated that any of the nominees will be unavailable for election.

Vote Required for the Election of Directors

The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the most affirmative votes of shares outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting will be elected to serve as directors.

Director Qualifications

Our Board of Directors consists of eight directors, each of whom is well-qualified to serve on our Board of Directors and represent our stockholders’ best interests. As described below under the caption “Selection of Director Nominees,” the Nominating and Corporate Governance Committee selects nominees with a view to establishing a Board of Directors that is comprised of members who:

•	have the highest professional and personal ethics, consistent with our values and standards;
•	are committed to enhancing stockholder value;
•	have sufficient time to carry out their duties;
•	provide insight and practical wisdom based on experience; and
•	are capable of representing the interests of all stockholders.

We believe that each of our directors and director nominees brings these qualifications to our Board of Directors. Moreover, they provide a diversity of business experience and personal skills in technology, finance, marketing, financial reporting, and other areas that contribute to an effective Board of Directors, as well as public board experience, and knowledge of the technology industry and our business.

The following describes the key qualifications, business skills, experience, and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications described above and the information included in the biographical summaries provided below:

Kelly D. Conway (Director since May 1999)

Mr. Conway, 61, is the President and Chief Executive Officer of Mattersight, a position he has held since its incorporation in May 1999 as a subsidiary of Technology Solutions Company (“TSC”). Mr. Conway joined TSC in November 1993 as Senior Vice President, assumed the position of Executive Vice President in July 1995, and became Group President in October 1998. We believe that Mr. Conway is qualified to serve on our board of directors due to his 18 years’ service as the Chief Executive Officer of the

Company and his extensive knowledge of, and experience with, the information-technology industry and our operations, strategy, financial position, and management team.

Tench Coxe (Director and Chairman of the Board since February 2000)

Mr. Coxe, 60, is a managing director of the general partner of Sutter Hill Ventures, a venture capital company located in Palo Alto, California, and has held that position since 1987. He has over 25 years of experience in the venture capital business and extensive experience on public company boards. We believe that Mr. Coxe is qualified to serve on our board of directors due to his over 15 years of service as the Chairman of the Board and his extensive knowledge of, and experience with, the information-technology industry and our operations, strategy, and financial position. Mr. Coxe currently serves as a director of NVIDIA Corporation (NASDAQ: NVDA), Artisan Partners Asset Management Inc. (NYSE: APAM), and various private companies.

Philip R. Dur (Director since December 2011)

Mr. Dur, 45, is a Managing Partner at PeakSpan Capital and is a Venture Partner of Investor Growth Capital, LLC (“IGC”). Prior to launching PeakSpan in 2015, Mr. Dur worked with IGC from 2004 to 2013, most recently as a Managing Director and software investor. Prior to joining IGC, Mr. Dur spent four and a half years with Morgan Stanley Venture Partners and two years with Morgan Stanley Capital Partners. We believe that Mr. Dur is qualified to serve on our board of directors due to his significant experience working with growth-oriented software companies as an investor and his experience serving as a director or observer to over a dozen software businesses. He currently serves as a director of a number of private companies.

Henry J. Feinberg (Director since May 2007)

Mr. Feinberg, 66, is Executive Chairman of Yield Management Systems located in Chicago, Illinois. Previously, he was a Partner at Technology Crossover Ventures, a venture capital firm located in Palo Alto, California. Mr. Feinberg has experience as Executive Chairman, Chief Executive Officer, and in a number of other senior management positions, at various private and public corporations, as well as being a Partner at a technology-oriented venture capital firm. He currently serves as a director of one privately-held company. We believe that Mr. Feinberg is qualified to serve on our board of directors due to his significant experience working with technology-oriented companies as an investor and his extensive experience on public and private boards.

John T. Kohler (Director since May 1999)

Mr. Kohler, 71, is the former President and Chief Executive Officer of Technology Solutions Company (TSC.) Mr. Kohler held such office from 1995 until his retirement in February 2000. He joined TSC as Senior Vice President in 1992, was promoted to Executive Vice President and named to the Office of the Chairman in 1993, and became President and Chief Operating Officer in 1994. Prior to joining TSC, Mr. Kohler was a Senior Vice President and Chief Information Officer of Kimberly Clark Corporation. We believe that Mr. Kohler is qualified to serve on our board of directors due to his significant past experience on public company boards, including audit and compensation committees, and deep knowledge of our operations. He has been a General Partner of a private technology company since 2000.

David B. Mullen (Director since March 2009)

Mr. Mullen, 67, has served as our Senior Vice President, Chief Financial Officer and Corporate Secretary since January 2017. Mr. Mullen is also the former Executive Vice President and Chief Financial Officer of Navteq Corporation, having held that position from December 2002 to January 2010. Navteq was acquired by Nokia Corporation (NYSE: NOK) in July 2008. Including his service with Navteq, he has over 25 years of experience as an executive for technology companies. Prior to joining Mattersight, Mr. Mullen acted as an independent consultant. We believe that Mr. Mullen is qualified to serve on our board of directors due his understanding of our operations and financial performance and his significant past experience on public company boards, particularly on audit committees, and strong financial acumen. Mr. Mullen served as a director and Audit Committee member of Avid Technology, Inc. (NASDAQ: AVID) until October 2014. He also served as a director and chairman of the Audit Committee of Angie’s List, Inc. (NASDAQ: ANGI) until it was acquired by IAC in September 2017.

Michael J. Murray (Director since June 1999)

Mr. Murray, 73, retired in July 2000 as President of Global Corporate and Investment Banking at Bank of America Corporation (NYSE: BAC), a position he had held since

1998. Mr. Murray has over 30 years of experience in banking, including heading Bank of America’s Global Wholesale Bank, with responsibility for its business with large corporate, international, and government clients around the world. We believe that Mr. Murray is qualified to serve on our board of directors due to his familiarity with the banking and financial industry, his extensive experience on public company boards and deep knowledge of Mattersight. He served as a director of Con-Way Inc. (NYSE: CNW), a publicly-traded transportation company, and served on Con-Way’s Compensation and Nominating Committees, until it was acquired by XPO Logistics, Inc. (NYSE: XPO) in October 2015. He also serves on the Advisory Board of a venture capital firm and a private equity firm.

John C. Staley (Director since August 2002)

Mr. Staley, 76, is the former Managing Partner - Lake Michigan Area of Ernst & Young LLP, a global audit and tax firm, a position that he held from 1985 to his retirement in June 2001. We believe that Mr. Staley is qualified to serve on our board of directors due to his extensive experience on public company boards, particularly on audit committees, as well as strong financial acumen and deep knowledge of Mattersight. Mr. Staley served as the chairman of the Board of Directors of Hospira, Inc. (NYSE: HSP) until it was acquired by Pfizer, Inc. in September 2015.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR CLASS I DIRECTORS, TENCH COXE AND JOHN T. KOHLER.

BOARD LEADERSHIP AND CORPORATE GOVERNANCE

The business and affairs of Mattersight are managed under the direction of our Board of Directors. Our Board of Directors has responsibility for establishing broad corporate policies relating to the overall performance of Mattersight, rather than managing day-to-day operating details. Members of our Board of Directors stay informed of our business and operations by participating in quarterly board and committee meetings and through discussions with our Chief Executive Officer and other members of the executive management team.

Corporate Governance

Having been elected by our stockholders, it is the responsibility of our Board of Directors to govern the Company’s business and affairs. Our Board of Directors approves the executive management team, acts as an advisor to executive management, and monitors the performance of executive management and the Company. Our Board of Directors reviews the Company’s corporate strategy, financial objectives, and operating plans, and is responsible for overseeing risk management and internal compliance.

Board Independence

The listing standards of The Nasdaq Stock Market LLC (“NASDAQ”) require that a majority of our Board of Directors qualify as independent directors under the NASDAQ rules. Therefore, with respect to each director, our Board of Directors has made a determination as to whether or not the director qualifies as independent. Under our independence determination procedure, no director is considered independent unless our Board of Directors affirmatively determines that (i) the director meets all of NASDAQ’s independence standards and (ii) based on a review of all of the facts and circumstances of each non-management director’s relationship with Mattersight, there is no business, commercial, or personal relationship that would impact the performance by the director of his board duties.

Our Board of Directors has determined that six of the Company’s eight directors, Messrs. Coxe, Dur, Feinberg, Kohler, Murray, and Staley, are independent, constituting a majority of the board as required by NASDAQ rules. Mr. Conway is not independent because he is Mattersight’s President and Chief Executive Officer and Mr. Mullen is not independent because he is Mattersight’s Senior Vice President, Chief Financial Officer and Corporate Secretary.

Board Leadership Structure

Our Board of Directors is led by an independent Chairman, Mr. Coxe. Mattersight believes that this is the most appropriate structure for the Company in light of the differences between the roles of Chairman of the Board of Directors and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, whereas the Chairman of the Board of Directors manages and provides leadership to the Board of Directors. Furthermore, we believe this structure enhances the accountability of the Chief Executive Officer to our Board of Directors and strengthens our board’s independence from management. We have had this leadership structure since our inception.

Board Oversight of Risk

Our executive management team is responsible for day-to-day risk management activities for the Company. Our Board of Directors oversees these risk management activities, delegating its authority in this regard to the standing committees of the Board of Directors. The Audit Committee of our Board of Directors (the “Audit Committee”) is responsible for discussing with executive management policies with respect to financial and enterprise risk. The Audit Committee also oversees the Company’s corporate compliance programs, including compliance with Section 404 of the Sarbanes-Oxley Act. The Compensation Committee of our Board of Directors (the “Compensation Committee”) considers risks in connection with the design of compensation programs for our executives. The Nominating and Corporate Governance Committee reviews, at least annually, and monitors compliance with, our Corporate Governance Guidelines, Code of Ethical Business Conduct, and other corporate governance policies. In addition to each committee’s risk management oversight, our Board of Directors and its committees regularly engage in discussions of the most significant risks that the Company is facing and how these risks are being managed.

Our Board of Directors believes that the respective risk oversight functions served by the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, together with the efforts of the full board and the Chief Executive Officer in this regard, enable our Board of Directors to effectively oversee Mattersight’s risk management activities.

Board Meetings and Attendance

Our Board of Directors held eight meetings during the fiscal year ended December 31, 2017, including 4 regularly-scheduled meetings, and met 4 times in executive session. Each of our directors attended at least 75% of the meetings of the board and of the board committees on which he served in 2017. Mattersight does not have a formal policy regarding board members’ attendance at its annual stockholders’ meetings, although attendance is encouraged. The 2017 Annual Meeting was attended by Mr. Conway and Mr. Mullen.

Selection of Director Nominees

Responsibility. The nominees for director for this year’s Annual Meeting were nominated by the Board of Directors based on the recommendation of the entire Nominating and Corporate Governance Committee, under the terms of its charter. Specifically, under its charter, the Nominating and Corporate Governance Committee is responsible for: (i) reviewing the suitability and qualifications of, approving, and recommending to the Board of Directors those persons to be nominated for election to the board at each annual meeting of stockholders; (ii) identifying, approving, and recommending to the Board of Directors potential director candidates in the event of a vacancy on the Board of Directors or an increase in the size of the Board of Directors; and (iii) reviewing and making recommendations, at least annually, to the Board of Directors regarding the appropriate size, performance, composition, duties, and responsibilities of the Board of Directors and the other committees of the board.

Stockholder Nominees. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on our Board of Directors based on the standards identified under the caption “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualification for board membership and all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, nominations must be submitted within the timeframe and to the address specified under the caption “Submission of Stockholder Proposals for 2019” on page 51.

Identifying and Evaluating Nominees for Directors. In discharging its responsibilities to identify and nominate candidates for election to our Board of Directors, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the board nor does it operate under a formal diversity policy. However, the Nominating and Corporate Governance Committee seeks to identify, evaluate, and approve candidates with a diversity of business experience and personal skills in technology, finance, marketing, financial reporting, and other areas that may be expected to contribute to an effective board. In seeking candidates, the Nominating and Corporate Governance Committee may consider factors such as industry knowledge and experience, public company experience, financial expertise, diversity, current employment, and other board memberships. The Nominating and Corporate Governance Committee endeavors to ensure that our Board of Directors is comprised of individuals who have experience relevant to the needs of Mattersight and who have the highest professional and personal ethics, consistent with our values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties. Each director must represent the interests of all stockholders.

The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying candidates to serve on our Board of Directors. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, professional search firms (which may receive a fee), stockholders, or other persons. Any such candidate would be evaluated at a meeting of the Nominating and Corporate Governance Committee and then recommended for nomination to our Board of Directors, which may be held at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted stockholder nominations for candidates for the board on the same basis as director-nominated candidates.

Board Committee Structure and Responsibilities

Our Board of Directors has three standing committees to assist it in the discharge of its responsibilities: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each of these committees is described below.

Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our public accountants (including resolution of disagreements between management and the public accountants regarding financial reporting), subject, if applicable, to stockholder ratification of the public accountants’ appointment, for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us. The Audit Committee approves all audit engagement fees and terms and all non-audit engagements with the public accountants as required by applicable law and the requirements of NASDAQ. In connection with its duties, the Audit Committee regularly meets privately with our independent public accountants. The Audit Committee has adopted a policy for the receipt, retention, and treatment of complaints or concerns regarding accounting-related matters. See “Communications with the Board” on page 14. The Audit Committee operates under a written charter previously adopted by our Board of Directors. The Audit Committee reviews and reassesses the adequacy of its charter annually. The Audit Committee charter is available on our website, at www.mattersight.com. A copy of the Audit Committee charter may also be obtained by sending a written request to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

The Audit Committee met eight times during fiscal year 2017. Our Audit Committee is comprised of Mr. Staley, who serves as Chairman, and Messrs. Feinberg and Murray. Our Board of Directors has determined that Mr. Staley qualifies as an “audit committee financial expert”, as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Additionally, management of the Company has determined that Messrs. Feinberg and Murray meet the financial literacy requirements for audit committee members described in the NASDAQ rules. Our Board of Directors has determined that, as required by NASDAQ rules, each of the members of our Audit Committee meets both the SEC’s independence requirements and NASDAQ’s independence standards.

The “Report of the Audit Committee” appears later in this Proxy Statement on page 44.

Compensation Committee. The Compensation Committee met four times during fiscal year 2017. Our Compensation Committee is comprised of Mr. Dur, who serves as Chairman, and Messrs. Coxe and Kohler. Our Board of Directors has determined that, as required by NASDAQ rules, each of the members of our Compensation Committee meets both the SEC’s independence requirements and NASDAQ’s independence standards. The Compensation Committee administers the 1999 Plan, and will administer the amended and restated 1999 Plan, if approved, and our Employee Stock Purchase Plan (the “ESPP”) and reviews and acts with respect to stock incentive and other employee benefit plans, approves or makes recommendations to our Board of Directors with respect to the salary and annual incentive compensation of, and equity awards for, our executive officers, and assesses the risk associated with our material incentive compensation programs. In administering the 1999 Plan, including the amended and restated 1999 Plan, if approved, the Compensation Committee may delegate certain of its duties to one or more of our officers as permitted by law and to the extent otherwise consistent with the terms of the 1999 Plan, including the amended and restated 1999 Plan, if approved. The Compensation Committee has not engaged a compensation consultant. Compensation for senior executives is determined by the Compensation Committee after analyzing the Company’s performance against its established goals, and the performance of the applicable executive against his or her established individual goals, based on the recommendations of our Chief Executive Officer (except with respect to his own compensation). The Compensation Committee operates under a written charter previously adopted by our Board of Directors. The Compensation Committee reviews and reassesses the adequacy of its charter annually. The Compensation Committee charter is available on our website, at www.mattersight.com. A copy of the Compensation Committee charter may also be obtained by sending a written request to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times in 2017. Currently, the Nominating and Corporate Governance Committee is comprised of Mr. Murray, who serves as Chairman, and Messrs. Coxe and Dur. Our Board of Directors has determined that, as required by NASDAQ rules, each of the members of our Nominating and Corporate Governance Committee meets NASDAQ’s independence standards. The Nominating and Corporate Governance Committee is directly responsible for considering, reporting, and making recommendations to our Board of Directors on matters relating to the selection and qualification of directors and candidates nominated to serve as directors, as well as other matters relating to the duties of the Board of Directors, the operation of the Board of Directors, and oversees our corporate governance policies, including our Corporate Governance Guidelines and Code of Ethical Business Conduct. The Nominating and Corporate Governance Committee operates under a written charter previously adopted by our Board of Directors. The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter annually. The Nominating and Corporate Governance Committee charter is available on our website, at www.mattersight.com. A copy of the Nominating and Corporate Governance Committee charter may also be obtained by sending a written request to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors, any committee of the Board of Directors, any individual director, or the independent members of our Board of Directors (the “Non-Employee Directors”) may do so by writing to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606. The Legal Department will forward any communications as directed by the stockholder. Mattersight maintains a separate, internal system for the receipt of confidential communications from employees.

Code of Ethics

Mattersight has adopted a Code of Ethical Business Conduct, which sets the standard for ethics and compliance for all of its employees, officers, and directors. The Code of Ethical Business Conduct is available on Mattersight’s website, at www.mattersight.com. A copy of the Code of Ethical Business Conduct may also be obtained by sending a written request to the Legal Department at Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

Transactions with Related Persons

Mattersight’s Code of Ethical Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith, and based on merit alone. All Mattersight employees and directors are expected to observe high ethical standards in the performance of their duties and to observe all laws and regulations governing their business transactions and practices. If a situation arises that would constitute a related-party transaction as defined in applicable rules promulgated by the SEC, then the independent directors will review the propriety of, and approve or disapprove, such transaction.

In addition to the cash and equity compensation arrangements of our directors and executive officers discussed herein, the following is a description of our related-party transactions since the beginning of our last fiscal year, as defined in the applicable rules promulgated by the SEC.

Private Placement of Common Stock

On February 23, 2017, we entered into a definitive purchase agreement for the sale of 5,328,187 shares of our Common Stock (the “Shares”) for gross proceeds of approximately $16.0 million and net proceeds, after commissions but before expenses, of approximately $14.9 million (the “Offering”). Under the terms of the purchase agreement we sold 5,228,187 shares of Common Stock to certain investors at a price of $3.00 per share and 100,000 shares of Common Stock to certain officers and directors (including certain of their affiliates) at a price of $3.45 per share. This offering of our Common Stock closed on March 1, 2017.

Pursuant to the terms of the purchase agreement, we filed a registration statement on Form S-3 (the “Registration Statement”) with the SEC on April 13, 2017, which was declared effective on April 26, 2017, to register the resale by the purchasers of the Shares. We have also agreed to other customary obligations regarding registration, including maintenance of the Registration Statement and specified indemnification obligations.

The table below sets forth the number of Shares purchased by each purchaser that is a director, executive officer or 5% stockholder, and their affiliates.

Name of Purchaser	Shares of Common Stock (#)	Purchase Price ($)
PenderFund Capital Management(1)	1,700,000	$5,100,000
IGC Fund VI LP(2)	118,187	$354,561
Tench Coxe(3)	100,000	$345,000

(1)

Includes 815,300 shares of Common Stock acquired by Pender Value Fund, 691,100 shares of Common Stock acquired by Pender Small Cap Opportunities Fund, 148,600 shares of Common Stock acquired by Pender Small Cap Equity Fund and 45,000 shares of Common Stock acquired by Pender Select Ideas Fund, each of which is affiliated with PenderFund Capital Management, which became a beneficial owner of more than 5% of our outstanding capital stock in the Offering.

(2)	IGC Fund VI LP is an affiliate of IGC, which beneficially owns more than 5% of our outstanding capital stock. Mr. Dur is a member of our Board of Directors and a Venture Partner at IGC.
(3)	Tench Coxe is a member of our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as any persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports and reports of changes in beneficial ownership of such stock. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

Based on its review of copies of such reports filed through or furnished to us and on written representations from certain reporting persons that no other reports were required, we believe that all required Section 16(a) reports filed during or for fiscal year 2017 with respect to persons who were subject to Section 16(a) reporting obligations during such period were filed on a timely basis, except that David B. Mullen, our Senior Vice President and Chief Executive Officer, filed a Form 4 on March 2, 2018 for his acquisition of 1,500 shares of our common stock on December 31, 2017 pursuant to the terms of the ESPP, and Tench Coxe, a member of our Board of Directors, filed a Form 5 with the SEC on February 13, 2018 to report a transfer of an interest in shares of our common stock within a limited partnership controlled by Mr. Coxe.

DIRECTOR COMPENSATION

Meeting Attendance Fees

During our fiscal year ended December 31, 2017, each Non-Employee Director received a fixed annual fee, the amount of which was calculated for each director based on the following:

•	$1,500 per board meeting (assuming four per year) plus an additional $500 per meeting for the Chairman of the Board of Directors;
•	$2,000 per Audit Committee meeting (assuming eight per year) plus an additional $500 per meeting for the Audit Committee chairman;
•	$2,000 per Compensation Committee meeting (assuming four per year) plus an additional $500 per meeting for the Compensation Committee chairman; and
•	$2,000 per Nominating and Corporate Governance Committee meeting (assuming three per year) plus an additional $500 per meeting for the Nominating and Corporate Governance Committee chairman.

We also reimburse directors for their travel-related expenses incurred in attending meetings of the Board of Directors and its committees. However, we have adopted the practice of holding meetings of the Board of Directors and our committees by video and telephone conference, thereby minimizing reimbursements for these expenses.

Initial Grant and Annual Grants

In addition to cash compensation for meetings, each Non-Employee Director receives: (i) an option to purchase 50,000 shares of Common Stock upon commencement of service as a director (an “Initial Grant”) and (ii) an option to purchase 10,000 shares of Common Stock on the day after each annual meeting of stockholders during which such service continues (an “Annual Grant”). Stock options granted to Non-Employee Directors have an exercise price per share equal to the fair market value of a share of Common Stock on the grant date and a maximum term of ten years. Each Initial Grant vests ratably over a period of 48 months from the end of the month following the grant date. Commencing in 2015, as approved by the Compensation Committee, the Annual Grant vests 25% on the May 31st of the year of the grant date and 25% on each quarterly vesting date thereafter. Also, commencing in 2015, in addition to the Annual Grant, Non-Employee Director receives 10,000 shares of restricted stock annually, the day after our annual stockholders’ meeting, which will vest in equal quarterly increments over four quarters.

On May 19, 2017, each Non-Employee Director received 10,000 shares of restricted common stock, of which 25% vested on May 31, 2017 and the remaining balance vested over the following three quarters.

On May 19, 2017, each Non-Employee Directors received options to purchase 10,000 shares of Common Stock. The exercise price per share is $2.55, which was the closing price on the NASDAQ Global Market for shares of our Common Stock on the grant date. The options vested 25% on May 31, 2017, with the balance vesting ratably over the following three quarters. The options expire on May 19, 2027.

Director Compensation

The following table summarizes the meeting fees earned by, and restricted stock and option grants awarded to, our Non-Employee Directors during 2017 for their service as members of our Board of Directors. Kelly Conway, our President and Chief Executive Officer, and David B. Mullen, our Senior Vice President, Chief Financial Officer and Corporate Secretary, were also directors during the 2017 fiscal year but did not receive any additional compensation for their service as directors.

Each of Mr. Conway’s and Mr. Mullen’s compensation as an executive officer is set forth under “Executive Compensation-2017 Summary Compensation Table

Name	Fees Earned	Stock Awards(1)	Option Awards(2)	Total
Tench Coxe	$20,500	$25,500	$12,651	$58,651
Philip R. Dur	$20,500	$25,500	$12,651	$58,651
Henry J. Feinberg	$22,000	$25,500	$12,651	$60,151
John T. Kohler	$14,000	$25,500	$12,651	$52,151
Michael J. Murray	$28,500	$25,500	$12,651	$66,651
John C. Staley	$22,500	$25,500	$12,651	$60,651

(1)

Reflects the grant date fair value of the awards granted during 2017, which was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. The details with respect to our stock awards granted in 2017 are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under “Mattersight Corporation Consolidated Financial Statements-Notes to Consolidated Financial Statements-Note Sixteen-Stock-Based Compensation”.

(2)

Reflects the grant date fair value of the options granted during 2017, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of option grants are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under “Mattersight Corporation Consolidated Financial Statements-Notes to Consolidated Financial Statements-Note Sixteen - Stock-Based Compensation”.

The aggregate number of stock awards outstanding for each Non-Employee Director as of December 31, 2017 was:

Name	Vested	Unvested
Tench Coxe	37,500	2,500
Philip R. Dur	37,500	2,500
Henry J. Feinberg	37,500	2,500
John T. Kohler	37,500	2,500
Michael J. Murray	37,500	2,500
John C. Staley	37,500	2,500

The aggregate number of stock options outstanding for each Non-Employee Director as of December 31, 2017 was:

	Outstanding Options
Name	Vested	Unvested
Tench Coxe	121,250	3,750
Philip R. Dur	98,292	3,750
Henry J. Feinberg	65,000	3,750
John T. Kohler	121,250	3,750
Michael J. Murray	126,101	3,750
John C. Staley	121,250	3,750

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the most recent information reflected in Mattersight’s records regarding beneficial ownership of the Company’s Common Stock and Series B Stock (as beneficial ownership is determined for purposes of Rule 13d-3 under the Exchange Act) as of March 21, 2018, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of Series B Stock or Common Stock; (ii) each of Messrs. Conway, Mullen, Danson, Gustafson and Wesbecher (the 2017 “Named Executive Officers” of Mattersight); (iii) each of the directors of Mattersight; and (iv) all current executive officers and directors of Mattersight as a group. Series B Stock generally votes with Common Stock as a single class. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned. The applicable percentage of beneficial ownership is based on 1,637,786 shares of Series B Stock outstanding as of March 21, 2018 and 33,192,424 shares of Common Stock outstanding as of March 21, 2018. Unless otherwise indicated, the address of each of the beneficial owners identified below is c/o Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

	Common Stock			Series B Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)		Percent of Class(1)(2)	Number of Shares Beneficially Owned		Percent of Class	Percent of Total Voting Power(1)(3)
Tench Coxe and various persons affiliated	4,763,016	(1)(4)	13.9%	1,008,907	(5)	61.6%	13.7%
with Sutter Hill Ventures c/o Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304
Investor Growth Capital, LLC	2,838,557	(6)	8.6%	—		—	8.2%
One Rockefeller Plaza, Suite 2801 New York, NY 10020
PenderFund Capital Management	2,386,630	(7)	7.2%	—		—	6.9%
1640-1066 West Hasting St. Vancouver, BC V6E3X1
Viex Capital Advisors, LLC	1,659,443	(8)	5.0%	—		—	4.8%
825 Third Ave, 33rd Floor
New York, NY 10022
Kelly D. Conway	1,538,453		4.6%	3,862		*	4.4%
Michael J. Murray	731,022		2.2%	23,243		1.4%	2.1%
David R. Gustafson	654,627		2.0%	—		—	1.9%
David B. Mullen	571,925	(9)	1.7%	—		—	1.6%
Christopher J. Danson	510,838		1.5%	2,356		*	1.5%
Henry J. Feinberg	261,302		*	—		—	*
John C. Staley	230,093		*	—		—	*
John T. Kohler	161,975		*	—		—	*
Jason Wesbecher	155,846	(10)	*	—		—	*
Philip R. Dur	153,692		*	—		—	*
All current directors and executive officers as a group (11 individuals)	8,976,855		26.4%	871,691		53.2%	25.8%

*	Less than 1%
(1)

Includes shares of Common Stock that may be acquired on or within 60 days after March 21, 2018 through the exercise of stock options outstanding as of such date, as follows: Mr. Coxe, 119,375 shares; Mr. Conway, 562,500 shares; Mr. Murray, 124,226 shares; Mr. Danson, 221,250 shares; Mr. Gustafson, 113,125 shares; Mr. Staley, 119,375 shares; Mr. Feinberg, 63,125 shares; Mr. Kohler, 119,375 shares; Mr. Mullen, 105,375 shares; Mr. Dur, 101,417 shares; and all current directors and executive officers of Mattersight as a group, 1,649,143 shares. With respect to each of these individuals and such group, the individual’s or such group’s respective shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(2)

Includes shares of Common Stock that may be acquired within 60 days after March 21, 2018 through exercise of the conversion feature associated with the shares of Series B Stock held by such person or group, in the amounts reflected for such person or group in the preceding table under the heading “Series B Stock”. With respect to each of these individuals and such group, the individual’s or such group’s respective shares have been deemed to be outstanding in computing the percent of class in the preceding table.
(3)

Represents the aggregate number of shares of Common Stock and Series B Stock held by each of these persons and such group as a percentage of the aggregate number of issued and outstanding shares of Common Stock and Series B Stock, respectively.

(4)

Mr. Coxe is a managing director and member of the management committee of the general partner of Sutter Hill Ventures, a California Limited Partnership (“SHV”), which holds of record 1,056,194 shares of Common Stock. In such capacity, Mr. Coxe is deemed to share, with each of the individuals named below who are also managing directors and members of the management committee, voting and investment power over all shares of Common Stock held of record by SHV. In addition, this amount includes 98,494 shares and options to purchase 119,375 shares of Common Stock held by Mr. Coxe (Mr. Coxe shares pecuniary interest in these shares with other individuals pursuant to a contractual relationship); 533,881 shares held in The Coxe Revocable Trust, of which Mr. Coxe is a trustee; 73,411 shares held by a retirement trust for the benefit of Mr. Coxe; and 1,283,497 shares held by Rooster Partners, L.P., of which Mr. Coxe is a trustee of a trust that is the general partner. This amount also includes shares held by the other members of the management committee, including: (i) 184,239 shares held in The White Revocable Trust, of which James N. White, is a trustee, 10,188 shares held by a retirement trust for the benefit of Mr. White and 6,000 shares held in a Roth IRA account for the benefit of Mr. White; (ii) 71,840 shares held in the Jeffrey W. and Christina R. Bird Trust, of which Jeffrey W. Bird is a trustee and 108,557 shares held by NestEgg Holdings, LP, of which Mr. Bird is a trustee of a trust that is the general partner; (iii) 162,515 shares held in the Speiser Trust, of which Michael L. Speiser is a trustee; (iv) 22,053 shares held in the Dyckerhoff 2001 Revocable Trust Dated August 30, 2001, of which Stefan A. Dyckerhoff is a trustee; and (v) 23,865 shares held in The Pullara Revocable Trust, of which Samuel J. Pullara III is a trustee. Each managing director and member of the managing committee disclaims beneficial ownership of the shares beneficially owned by other managing directors and members of the management committee.

(5)

SHV holds of record 639,253 shares of Series B Stock. In his capacity as a managing director and member of the management committee, Mr. Coxe is deemed to share, with the individuals named below who are also managing directors and members of the management committee, voting and investment power over all shares of Series B Stock held of record by SHV. This amount also includes 202,977 shares of Series B Stock held in The Coxe Revocable Trust, of which Mr. Coxe is a trustee. This amount also includes shares held by the other members of the management committee, including: (i) 62,093 shares held in The White Revocable Trust, of which James N. White is a trustee; (ii) 46,823 shares held in the Jeffrey W. and Christina R. Bird Trust, of which Jeffrey W. Bird is a trustee; (iii) 47,327 shares held in the Speiser Trust, of which Michael L. Speiser is a trustee; (iv) 5,217 shares held in the Dyckerhoff 2001 Revocable Trust Dated August 30, 2001, of which Stefan A. Dyckerhoff is a trustee; and (v) 5,217 shares held in The Pullara Revocable Trust, of which Samuel J. Pullara III is a trustee. Each managing director and member of the managing committee disclaims beneficial ownership of the shares beneficially owned by other managing directors and members of the management committee.

(6)

This information, which is not within the direct knowledge of Mattersight, has been derived from a Form 4 filed with the SEC on February 27, 2017 with respect to Common Stock beneficially owned by IGC as of February 23, 2017. Based on the information contained therein, IGC, a Delaware limited liability company, possesses the sole power to vote and the sole power to direct the disposition of the 2,838,557 shares of Common Stock held in the name of IGC Fund VI, L.P., a fund affiliated with IGC. IGC is controlled by a Board of Directors consisting of Michael V. Oporto, Noah Walley, and Lennart Johansson.

(7)

Certain of this information, which is not within the direct knowledge of Mattersight, has been derived from a Form 13G/A filed with the SEC on February 2, 2018 with respect to Common Stock beneficially owned as of December 31, 2017. Includes 2,386,630 shares of Common Stock held by PenderFund Capital Management Ltd. which has sole voting and investment power over the shares of Common Stock held.

(8)

Certain of this information, which is not within the direct knowledge of Mattersight, has been derived from a Form 13D filed with the SEC on July 20, 2017 with respect to Common Stock beneficially owned as of July 20, 2017. Based on the information contained therein, Viex Capital Advisors, LLC and Eric Singer have shared voting power and the shared power to direct the disposition of the 1,659,443 shares of Common Stock held in the name of Viex Capital Advisors, LLC. Each of Viex Capital Advisors, LLC and Eric Singer is deemed to beneficially own the shares.

(9)	Includes 5,000 shares owned by a member of Mr. Mullen’s immediate family.
(10)	Mr. Wesbecher served as Mattersight’s Chief Marketing Officer from February 2015 until February 2017.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLANS

The following table shows, as of December 31, 2017, information regarding outstanding awards under all compensation plans of the Company (including individual compensation arrangements) under which equity securities of the Company may be delivered:

Plan Category	Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights(1)		Weighted Average Exercise Price of Outstanding Options and Rights		Shares of Common Stock Remaining Available for Future Issuance Under Compensation Plans (excluding securities reflected in column(2)
Equity compensation plans approved by security holders	2,075,401		$6.16		3,566,346		(3)
Equity compensation plans not approved by security holders(4)	—	-	$—	-	—	-
Total	2,075,401		$6.16		3,566,346		(5)

(1)

Excludes purchase rights currently accruing under the ESPP. Purchase periods under the ESPP are three-month periods, beginning on the first business day of and ending on the last business day of each quarter. Eligible employees may purchase shares of our Common Stock at a price equal to 85% of the lower of (i) the fair market value of our Common Stock on the first day of a purchase period or (ii) the fair market value of our Common Stock on the last day of a purchase period.

(2)

All of the securities available for future issuance listed herein may be issued other than upon the exercise of outstanding options, or similar rights. All of these shares are available for an award in the form of restricted stock, bonus stock, or similar awards under the Company’s applicable equity compensation plans.

(3)

Consists of 3,331,957 shares of Common Stock reserved for issuance under the 1999 Plan and 234,389 shares of Common Stock reserved for issuance under the ESPP. The Company’s 1999 Plan and ESPP have both been approved by the Company’s stockholders. The 1999 Plan includes an automatic increase feature whereby, as of the first day of each fiscal year, the number of shares of Common Stock available for awards, other than incentive stock options, automatically increases by an amount equal to 5% of the number of shares of Common Stock then outstanding.

(4)	There are currently no equity compensation plans that have not been approved by the Company’s stockholders.
(5)

Does not include shares of restricted Common Stock held by employees, of which 1,365,200 shares were issued and outstanding as of December 31, 2017 which are included in the amount of issued and outstanding shares.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary in any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), before or after the date of this Proxy Statement, that incorporate future SEC filings made by us, none of the information under the “Report of the Audit Committee” contained herein will be incorporated by reference into any of our other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this Proxy Statement includes several website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Phillip R. Dur, Chair;

Tench Coxe; and

John T. Kohler

COMPENSATION AND RISK

We periodically review our employee compensation plans and programs, and evaluate design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including: a balanced mix between cash and equity and between annual and longer-term incentives; and the use of discretionary and qualitative factors in the granting of individual incentive- and commission-based awards.

We also review our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: highly leveraged payout curves; unreasonable thresholds; awards with unlimited upside and no downside risk; and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such design features. Finally, we analyzed our overall enterprise risks and whether our compensation programs have the potential to impact individual behavior in a manner that could exacerbate these enterprise risks. We concluded that our compensation programs are structured in a way that does not exacerbate enterprise risk. Based on our review, we believe that our employee compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION CONSULTANTS

Under its charter, the Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board of Directors or management. The Compensation Committee may, at its discretion, also review the choice of any consultants or other experts recommended by management for the purpose of reviewing executive compensation. Authority to select, retain, terminate, and approve the fees and other retention terms of any compensation consultants retained to assist in the evaluation of director, CEO, or executive officer compensation shall be vested solely in the Compensation Committee. The Compensation Committee did not engage, and has not engaged, a compensation consultant for 2017 or 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Mr. Dur, who serves as Chairman, and Messrs. Coxe and Kohler. None of Messrs. Dur, Coxe and Kohler is a current or former officer or employee of Mattersight and none has any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act, other than, as described in more detail under the heading “Transactions with Related Persons-Private Placement of Common Stock,” that Mr. Coxe purchased an aggregate of 100,000 of Common Stock in our private placement effected in February 2017. During the last fiscal year, no executive officer of Mattersight served on the board of directors or compensation committee of any other company whose executive officers served as a director or member of the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information regarding the fiscal year 2017 compensation program for (i) our principal executive officer, (ii) our principal financial officer, (iii) our two most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers as of December 31, 2017 and (iv) one individual who would have been included within the group described in clause (iii) but for the fact that the individual was not serving as an executive officer as of December 31, 2017 (collectively, the “Named Executive Officers”). These individuals were:

•	Kelly D. Conway, President and Chief Executive Officer;
•	David B. Mullen, Senior Vice President, Chief Financial Officer and Corporate Secretary;
•	David R. Gustafson, Executive Vice President, Chief Operating Officer;
•	Christopher J. Danson, Executive Vice President and Chief Technology Officer; and
•	Jason Wesbecher, Chief Marketing Officer from February 2015 until February 2017.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal year 2017. It also provides an overview of our executive compensation objectives and challenges, as well as our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at its specific compensation decisions for our Named Executive Officers, including the key factors considered by the Compensation Committee in setting their compensation.

Our compensation philosophy has been focused on being competitive with other growing software-as-a-service companies and aligning management with milestones that create meaningful long term value to stockholders. We have kept cash compensation (base salaries plus cash bonuses) relatively low as a percentage of overall compensation to conserve cash, and have granted equity awards to incentivize management to build a high-growth, high-recurring-revenue business.

Our Compensation Committee oversees our executive compensation program, reviews and approves the corporate goals and objectives relevant to the compensation of the Named Executive Officers and other executive officers of the Company (collectively, “Executives”), evaluates the performance of the Executives in light of those goals and objectives, and sets the Executives’ compensation level based on this evaluation. The Compensation Committee also reviews and approves all compensation programs applicable to the Executives, including all forms of salary paid to Executives and the grant of all forms of bonus and equity compensation provided to Executives. In addition, the Compensation Committee is responsible for approving any new Executive compensation plan or any material change to an existing Executive compensation plan, whether or not subject to stockholder approval, and making recommendations to the Board of Directors with respect to our Executive incentive compensation plans and equity-based plans subject to stockholder approval. None of the directors that serve on our Compensation Committee are officers or employees of Mattersight.

Compensation Program

Overview. The objective of the compensation program for our Executives (the “Compensation Program”) is to support and enable the Company’s evolution into a high-growth, high-recurring-revenue, software-as-a-service business. In order to support this objective, our Compensation Committee reviews and approves all elements of compensation for each Named Executive Officer, taking into account recommendations from our Chief Executive Officer (for compensation other than his own). Our Compensation Committee uses a combination of structured compensation frameworks and subjective business judgment to determine salaries, bonuses, and annual equity awards. In general, the total compensation awarded to our Executives is designed to be equitable and market competitive. We broadly define our competitive market for executive talent and investment capital to be the technology, analytics, and software-as-a-service industries. In determining Executive compensation, we do not perform formal benchmarking, but rather continuously calibrate the Compensation Program based on our senior-level recruiting activity and a general understanding of compensation practices within the competitive market.

Changes in Named Executive Officers. In January 2017, David B. Mullen was named our Senior Vice President Chief Financial Officer and Corporate Secretary. In February 2017, Mr. Wesbecher, our Chief Marketing Officer resigned. The terms of Mr. Wesbecher’s severance arrangement are described in more detail under the caption “Potential Payments upon Termination or Change in Control” on page 40.

Executive Compensation Decision-Making Process

Determining Compensation for the Chief Executive Officer. Mr. Conway’s annual salary and target bonus are established by his executive employment agreement. Our Compensation Committee reviews the Company’s performance against its established annual goals to determine the actual bonus payable to Mr. Conway relative to his target bonus. Under the terms of his executive employment agreement, Mr. Conway’s compensation package consists of a $300,000 base salary and a target bonus of $300,000, each of which is subject to review on an annual basis by our Compensation Committee. In 2017, Mr. Conway’s salary was $425,000 and a target bonus of $250,000. In February 2018, the Compensation Committee approved the continuation of his salary of $425,000, and a target bonus of $250,000 for 2018. As of March 21, 2018, Mr. Conway beneficially owns approximately 972,091 shares of Common Stock and 3,862 shares of Series B Stock.

Determining Compensation for the Other Named Executive Officers

Approach. The Named Executive Officers are members of the Company’s leadership team. The Compensation Program for the Named Executive Officers is designed to motivate individual performance and, as members of the leadership team, to drive the Company’s overall success and long-term stockholder value. As a result, the Named Executive Officers are incentivized to perform in respect of objectives both within and outside of the officer’s primary area of responsibility. In addition, the total compensation awarded to the Named Executive Officers is designed to be internally equitable and market competitive.

Executive Employment Agreements; Discretion and Judgment of the Compensation Committee. The annual salary and target bonus for each of the Named Executive Officers are established under the terms of their respective executive employment agreements with the Company. Each year, our Compensation Committee reviews the performance of the Company against its established annual goals to determine the actual bonus payable to the Named Executive Officer relative to his or her respective target bonus. Additionally, if a recommendation in such regard is received by our Compensation Committee from Mr. Conway, the Compensation Committee will review the established annual salary and target bonus for a Named Executive Officer to determine if changes are appropriate. Our Compensation Committee gives considerable weight to Mr. Conway’s evaluation of the other Named Executive Officers because of his direct knowledge of each Named Executive Officer’s performance and contributions. Mr. Conway does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation.

Stockholder Say-on-Pay Votes

As previously reported, at our 2017 annual meeting of stockholders a substantial majority of the shares cast voted, on an advisory basis, to approve our executive compensation programs for the fiscal year ended December 31, 2016 and at our 2017 annual meeting of stockholders a majority of the shares cast recommended that we hold future advisory votes on executive compensation every three years. Based on its consideration of the stockholder voting results, our Board of Directors determined that we will hold an advisory vote on executive compensation every three years, until the next stockholder advisory vote on the frequency of future votes on executive compensation. Further, in light of the strong support of our stockholders for our executive compensation program, as demonstrated by the voting results at the 2017 annual meeting of stockholders, we did not make any specific changes to our program as a direct result of such vote, but continue to take into account the results of the stockholder advisory vote in monitoring and developing our executive compensation program and practices.

Elements of Compensation

The Compensation Program consists of the following principal elements:

•	long-term equity incentive awards in the form of options and/or restricted stock grants;
•	annual performance-based cash and restricted stock awards (bonuses); and
•	base salary.

In addition, the Named Executive Officers are entitled to post-termination severance and accelerated vesting of stock options and shares of restricted stock upon a termination and/or a change of control (as described below under the caption “Potential Payments upon Termination or Change in Control” on page 40). Our other benefits consist of life and health insurance and a qualified 401(k) savings plan.

We calibrate the Compensation Program annually based on senior-level recruiting activity and a general understanding of compensation practices within the competitive market. More specifically, Mr. Conway uses his experience in the industry and his general understanding of industry compensation trends and practices to inform his subjective recommendation for long-term equity incentive award amounts for the other Named Executive Officers, as well as recommendations for any periodic adjustments to contractually established base salaries and target bonuses. Similarly, the members of our Compensation Committee bring their collective experience within the industry and on other boards of directors and committees to bear in setting and approving compensation levels for our Named Executive Officers.

Long-Term Equity Incentives

Overview. The goal of our long-term, equity-based incentive awards is to retain key executives, attract new executives, and align the interests of the Named Executive Officers with stockholders.

Equity Incentives. We grant equity incentives to the Named Executive Officers to incentivize their performance and further align their interests with those of stockholders. In 2016, the Compensation Committee determined that the equity incentives granted to the Named Executive Officers should predominately take the form of restricted stock awards. This determination was made to align the Company’s equity incentive practices with those of companies of a comparable size and stage of development as Mattersight. The Compensation Committee relied on this determination in 2017 as well.

Purpose of Long Vesting Periods. The annual restricted stock awards granted to our Named Executive Officers have a four-year vesting period, pursuant to which 50% of the shares subject to the award vest on the two-year anniversary of the month awarded at month-end and the remaining shares vest on a quarterly basis thereafter. We believe that long vesting periods encourage our executives to focus on our long-term business objectives and long-term stock price performance. In addition, because vesting ceases upon termination of employment, these long vesting periods are a significant factor in retaining Executives, thereby providing consistency in our leadership. Our Compensation Committee has discretion to grant awards with different vesting schedules for newly hired employees or in other cases, as may be recommended by management.

Cash Compensation

Overview. We believe that base salaries should be based on the competitive marketplace for the specific roles and responsibilities of the position as well as the experience, knowledge, and demonstrated performance of the individual. From time to time, in the discretion of our Compensation Committee and based on the recommendation of Mr. Conway (except with respect to his own base salary), merit-based salary increases are approved.

Annual Base Salaries. In 2017, the annual base salaries of the Named Executive Officers were as follows:

Name	Base Salary
Kelly D. Conway	$425,000
David B. Mullen	$325,000
David R. Gustafson	$325,000
Christopher Danson	$320,000
Jason Wesbecher	$275,000

Bonus Compensation

Bonuses. Our annual bonuses, generally, have two components: (i) cash and (ii) restricted stock awards. The amount of individual annual cash and restricted stock awards to all participants in the Compensation Program is based on two factors: (i) the target cash bonus amount of each participant; (ii) the long-term incentive plan (“LTIP”) equity target established by the Compensation Committee for each participant; (iii) the performance of the Company for the relevant fiscal year as measured against established performance goals (detailed below); and (iv) the participant’s achievement of his or her individual performance goals (detailed below). We believe that by including both a cash and equity portion to our bonus program, we are able to effectively incentivize achievement of both our short- and long-term goals.

Individual target bonus amounts are set forth in the executive employment agreements of each of the Named Executive Officers. These amounts are established by our Chief Executive Officer (except with respect to his own target bonus) and approved by our Compensation Committee based upon a subjective assessment that such amounts reflect the experience and responsibility levels of the officers and are sufficient to retain the executives who are considered most essential to growing our business. Our Compensation Committee may approve modifications to a Named Executive Officer’s target bonus based on the recommendation of our Chief Executive Officer.

The Compensation Committee approved cash bonuses for 2017 performance of $70,000 for Mr. Conway, $144,374 for Mr. Mullen, $156,405 for Mr. Gustafson and $153,999 for Mr. Danson.

In addition to the cash bonus described above, the Compensation Committee approved the following amounts to be paid in restricted stock awards to certain of the Named Executive Officers:

Name	Bonus Grants	LTIP Grants
Kelly D. Conway	$—	N/A
David B. Mullen	$—	N/A(1)
David R. Gustafson	$—	102,679
Christopher Danson	$—	102,679

(1)	Mr. Mullen was not eligible for an LTIP grant in 2017. However, Mr. Mullen received a new hire grant of 305,000 shares on February 8, 2017.

Mr. Wesbecher is not included in the table above, because any amounts paid to Mr. Wesbecher in 2017 were severance payments for his performance in the fiscal year ended December 31, 2016.

The amount of the LTIP Grants in the table above were determined based on (i) the LTIP equity target for each Named Executive Officer; and (ii) the Named Executive Officer’s 2017 achievement of his individual performance goals, as subjectively assessed by Mr. Conway (other than with respect to his own award which is assessed by the Compensation Committee). LTIP equity targets are determined by our Compensation Committee based upon a subjective assessment that such targets reflect the experience and responsibility of the officers and were sufficient to retain the officers.

The percentages assigned to each Named Executive Officer’s 2017 performance goals were as follows:

Named Executive Officer	Company Goals	CEO Discretionary	Compensation Committee Discretionary
Kelly D. Conway	75%	-	25%
David B. Mullen	75%	25%	-
David R. Gustafson	75%	25%	-
Christopher Danson	75%	25%	-
Jason Wesbecher	N/A %	N/A %	N/A-

Our 2017 performance goals were as follows:

Goal	% of Company Attainment	Metric	50%	100%	200%	Actual Attainment %
2017 Growth	33%	The percentage growth year-over-year in annual revenues	10% Revenue Growth	20% Revenue Growth	30% Revenue Growth	52%
2018 Growth	33%	The percentage growth year-over-year in net new business added	25% Growth	71% Growth	85% Growth	0%(1)
Operating Leverage	33%	The year-over-year change in EBITDA	($3.6 million)	$0.0 million	$3.6 million	60%
Total						37%

(1)	Minimum threshold not met.

The Named Executive Officers’ individual 2017 performance levels are: (a) Mr. Conway, 28%; (b) Mr. Gustafson, 48%; (c) Ms. Mullen, 48%; and (d) Mr. Danson, 48%.

The 2017 target bonus for each Named Executive Officer, and the percentage attainment, were as follows:

Named Executive Officer	Bonus Target	% Attainment Company Goals	% Attainment CEO Discretionary	% Attainment Compensation Committee Discretionary	Total % Attainment
Kelly D. Conway	$250,000	37%	N/A	0%	28%
David B. Mullen	$300,000	37%	80%	N/A	48%
David R. Gustafson	$325,000	37%	80%	N/A	48%
Christopher Danson	$320,000	37%	80%	N/A	48%

Mr. Wesbecher is not included in the table above, because he resigned as an executive officer of the Company in February 2017.

Stock Incentive Plan

We currently administer one stock incentive plan, the 1999 Plan, pursuant to which we grant equity-based awards. We adopted the 1999 Plan effective June 22, 1999, with the material terms for performance-based awards most recently approved as of May 16, 2013. The 1999 Plan will automatically terminate on May 15, 2018 unless it is renewed in accordance with its terms. If approved, the amendment and restatement of the 1999 Plan will replace the 1999 Plan, and all future awards will be made under the amended and restated 1999 Plan. The 1999 Plan is, and if approved, the amended and restated 1999 Plan, will be, administered by our Compensation Committee, which may, in certain circumstances, delegate certain of its duties to one or more of our officers, but the full board retains the right to administer the 1999 Plan, and will retain the right to administer the amended and restated 1999 Plan, if approved, in all respects. The Compensation Committee has the power to interpret the 1999 Plan, and if approved will have the power to interpret the amended and restated 1999 Plan, and to adopt rules for the administration, interpretation, and application of each plan according to its terms. Each year, on the first day of our fiscal year, the number of shares available to be issued under the 1999 Plan, and the amended and restated 1999 Plan, if approved, (in each case, other than with respect to incentive stock options) automatically increases by 5% of the number of issued and outstanding shares of Common Stock as of that date. As of December 31, 2017, there were 3,331,957 shares available for issuance or delivery under the 1999 Plan, and after giving effect to the 5% increase for the year ended December 31, 2017, there are 4,983,943 shares available for issuance or delivery under the 1999 Plan as of January 1, 2018.

The principal purposes of the 1999 Plan are, and the amended and restated 1999 Plan, if approved, will be, to align the interests of the Company’s stockholders and the recipients of awards under the plan by increasing the proprietary interest of such recipients in the Company’s growth and success and to attract, motivate, reward, and retain selected employees, consultants, agents, and directors through the granting of stock- and options-based compensation awards. Our Compensation Committee has, and if approved will have, ultimate approval over who will receive awards under the 1999 Plan and the amended and restated 1999 Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards, consistent with the terms of the 1999 Plan. or the amended and restated 1999 Plan, if applicable. Both the 1999 Plan and the amended and restated 1999 Plan provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, and other stock-based awards. The specific terms of the awards are included in individual award agreements.

Change in Control and Severance Benefits

We provide the opportunity for our Named Executive Officers to be protected under the severance and change of control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to ensure that these executives are not influenced by their personal situation and are able to be objective in evaluating a potential change in control transaction, should one arise. Our severance and change of control provisions are summarized under the caption “Potential Payments upon Termination or Change in Control” on page 40. In 2017, we paid severance in the amount of $323,489 to Mr. Wesbecher. These severance payments represented the payment of $22,917 in cash and $300,572 as taxable wages for accelerated stock vesting.

Retirement Benefits

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual limits under the Code. Currently, we match 25% of each eligible employee’s contributions up to 6% of total eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions, and our matching contribution vests 100% after three years of service. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

EXECUTIVE COMPENSATION

2017 Summary Compensation Table(1)

The following table sets forth information regarding 2017, 2016 and 2015, as applicable, compensation for each of our Named Executive Officers.

Name and Principal Position	Year	Salary	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation		All Other Compensation(4)		Total
Kelly D. Conway	2017	425,000	—	—	70,000		4,500		$499,500
President and Chief	2016	360,000	570,688	—	90,003		4,500		$1,025,191
Executive Officer	2015	350,000	863,731	—	173,729		4,500		$1,391,960

David B. Mullen(5)	2017	325,000	—	—	1,498,074	(5A)	4,500		$1,827,574
Senior Vice President, Chief Financial Officer and Corporate Secretary

David R. Gustafson(6)	2017	325,000	359,377	—	431,405	(6A)	4,500		$1,120,282
Executive Vice President	2016	305,000	412,137	—	120,003		4,500		$841,640
and Chief Operating Officer	2015	300,000	551,921	—	150,000		3,975		$1,005,896

Chris J. Danson	2017	320,000	359,377	—	153,999		4,500		$837,876
Executive Vice President	2016	305,000	453,617	—	—		4,500		$763,117
and Chief Technology Officer	2015	300,000	420,556	—	150,000		4,500		$875,056

Jason Wesbecher(7)	2017	22,917	—	—	—		323,864	(7A)	$346,781
Executive Vice President	2016	275,000	309,738	—	—		19,500	(8)	$604,238
and Chief Marketing Officer	2015	269,888	129,656	309,080	681,653		4,500		$1,394,777

(1)	For a description of the employment agreements entered into between Mattersight and each of the current Named Executive Officers, see “Employment Agreements” on page 30.
(2)

Reflects the grant date fair value of the stock awards granted to the Named Executive Officers in each applicable year, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of stock grants are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under “Mattersight Corporation Consolidated Financial Statements-Notes to Consolidated Financial Statements-Note Sixteen - Stock-Based Compensation.” 2016 bonus awards were paid in the form of restricted shares of Common Stock granted on February 8, 2017, which vested in full on April 15, 2017. This column includes the value of shares of Common Stock granted to the Named Executive Officers with respect to their 2016 bonuses.

(3)

Reflects the grant date fair value of the options granted to the applicable Named Executive Officers, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of option grants are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under “Mattersight Corporation Consolidated Financial Statements-Notes to Consolidated Financial Statements-Note Sixteen-Stock-Based Compensation.”

(4)	This column reflects employer contributions to a Mattersight qualified defined contribution plan, unless otherwise noted.
(5)	Mr. Mullen was named as Mattersight’s Senior Vice President, Chief Financial Officer and Corporate Secretary in January 2017.
(5A)

In connection with Mr. Mullen’s employment by the company, Mr. Mullen received a restricted stock new hire grant of $1,067,500, or 305,000 shares of Common Stock, on February 8, 2017, $275,000, or 100,000 shares of Common Stock, on November 8, 2017, and $11,200, or 3,200 shares of Common Stock, on February 8, 2017.

(6)	Mr. Gustafson served as Mattersight’s interim Chief Financial Officer from June 2016 until January 2017.
(6A)	In addition to the customary annual award granted on February 8, 2017, Mr. Gustafson was granted a restricted stock award of $275,000, or 100,000 shares Common Stock, on November 8, 2017.
(7)	Mr. Wesbecher served as Mattersight’s Chief Marketing Officer from February 2015 until February 2017.
(7A)

Under the terms of Mr. Wesbecher’s severance agreement, entered into on January 22, 2017, he was paid one month’s salary, his 2015 stock bonus which resulted in $117,572, or 32,659 shares of Common Stock, his 2016 stock bonus of $165,000, or 41,250 shares of Common Stock, on February 10, 2017, the company accelerated the vesting of 5,000 shares of restricted stock, or $18,000, that would have vested if he had been employed through February 28, 2017, severance of one month of base salary in effect as of the separation date, and employer contributions to a Mattersight qualified defined contribution plan of $375.

(8)	In addition to employer contributions to a Mattersight qualified defined contribution plan of $4,500, this amount includes commission payments of $15,000.

Employment Agreements

We entered into employment agreements with each of the Named Executive Officers. The material terms of such agreements are summarized in the following paragraphs and under the caption “Potential Payments upon Termination or Change in Control” on page 40.

Employment Agreement with Mr. Conway

Under his executive employment agreement, Mr. Conway’s annual base salary is set at $300,000, subject to annual review and discretionary adjustment. Mr. Conway’s base salary has subsequently been increased with approval of the Compensation Committee as follows: (i) to $330,000 in November 2013, effective January 1, 2014; (ii) to $350,000 in February 2015, effective as soon as administratively practicable; (iii) to $360,000 in February 2016, effective March 1, 2016; (iv) to $425,000 in February 2017, effective January 1, 2017; and remains at (v) $425,000 in February 2018, effective January 1, 2018. In addition to base salary, he is eligible to participate in our other compensation programs, including annual bonus, equity incentive awards, and other employee benefit programs. Mr. Conway’s agreement does not specify a term of employment and states that he is an employee at will. His employment agreement provides that we may terminate his employment at any time, with or without Cause (as defined in the agreement), and that Mr. Conway may terminate his employment with or without Good Reason (as defined in the agreement).

The severance and other benefits payable upon termination of Mr. Conway’s employment by us without Cause, by Mr. Conway for Good Reason, in connection with a Change in Control (as defined in the agreement), or upon Mr. Conway’s death or Disability (as defined in the agreement) are described under the caption “Severance and Change in Control Benefits,” beginning on page 36.

Employment Agreements with Other Named Executive Officers

We entered into executive employment agreements with our other current and former Named Executive Officers, which provide for a base salary and eligibility to receive incentive compensation in the form of an annual performance bonus, as well as establishing a target amount for their respective annual incentive compensation. Mr. Mullen’s base salary for 2017 was $325,000. Mr. Mullen’s base salary remained unchanged for 2018 at $325,000. Mr. Danson’s base salary for 2017 was $320,000. Mr. Danson’s base salary remained unchanged for 2018 at $320,000. Mr. Gustafson’s base salary for 2017 was $325,000. Mr. Gustafson’s base salary remained unchanged for 2018 at $325,000. The executive employment agreements also include certain customary non-competition, non-solicitation, and proprietary information and invention provisions.

The executive employment agreements do not specify a term of employment and state that each of these Named Executive Officers is an employee at will. Each of these agreements provides that we may terminate the Named Executive Officer’s employment at any time, with or without Cause (as defined in each agreement), and that the Named Executive Officer may terminate his employment with or without Good Reason (as defined in each agreement).

The severance and other benefits payable upon termination of employment of each of the Named Executive Officers other than Mr. Conway by us without Cause (as defined in the applicable agreement), by the Named Executive Officer for Good Reason (as defined in the applicable agreement), or upon the Named Executive Officer’s death or Disability (as defined in the applicable agreement) are described under the caption “Severance and Change in Control Benefits,” beginning on page 36.

Equity Awards and Incentive Compensation

The following table shows, for the fiscal year ended December 31, 2017, certain information regarding grants of plan-based awards to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Kelly D. Conway	Annual Cash			$250,000
	Bonus Restricted Stock Award					$
	Annual Restricted Stock Award					$
David B. Mullen	Annual Cash			$300,000
	Restricted Stock	2/08/2017	2/08/2017		305,000		$1,067,500
	Awards	2/08/2017	2/08/2017		3,200		$11,200
		11/08/2017	11/08/2017		100,000		$275,000
	Annual Restricted Stock Award			$325,000		$
David R. Gustafson	Annual Cash
	Bonus Restricted Stock Award	4/03/2017	4/03/2017		58,677		$205,370
	Annual Restricted Stock Award	2/08/2017	2/08/2017		102,679		$359,377
		11/08/2017	11/08/2017		100,000		$275,000
Christopher J. Danson	Annual Cash			$320,000
	Bonus Restricted Stock Award	4/03/2017	4/03/2017		70,528		$246,848
	Annual Restricted Stock Award	2/08/2017	2/08/2017		102,679		$359,377

Jason Wesbecher	Bonus Restricted Stock Award	2/10/2017	2/10/2017		41,250		$165,000
						$

(1)

This column sets forth the target cash bonus amount for each named executive officer for the year ended December 31, 2017 under each Named Executive Officer’s employment agreement. There are no thresholds or maximum bonus amounts for each individual officer. As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the Named Executive Officers for the year ended December 31, 2017. For a description of the performance bonus plan, see “Compensation Discussion and Analysis-Executive Compensation Program-Bonus Compensation” above. Mr. Wesbecher is no longer employed by Company and is no longer entitled to such compensation.

(2)

Annual restricted stock awards were granted under the 1999 Plan. Each of the annual restricted stock awards vest have a four-year vesting period, pursuant to which 50% of the shares subject to the award vest on the two-year anniversary of the month awarded at month-end and the remaining shares vesting on a quarterly basis thereafter. As a general matter, the restricted stock awards will cease vesting upon each Named Executive Officer’s last day of service. restricted stock awards are subject to potential vesting acceleration as described below under the headings “Severance and Change in Control Benefits” below.

(3)	The grant date fair value of each restricted stock award is measured based on the closing price of our Common Stock on the NASDAQ Global Market on the date of grant.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table shows the total number of stock options (vested and unvested) and unvested restricted stock awards outstanding for our Named Executive Officers as of December 31, 2017. These amounts do not include 2018 equity awards. For information regarding the total beneficial ownership of our securities by our Named Executive Officers, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 19. Mr. Wesbecher is not included in the table below because he did not hold any outstanding equity awards as of December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kelly D. Conway	105,469	7,031	$6.38	4/21/2024	162,047	(3)	$413,220
	100,000	—	$4.69	3/15/2023
	300,000	—	$5.79	2/27/2022
	50,000	—	$6.15	6/06/2021
	100,000	—	$10.54	2/19/2018
David B. Mullen
	10,000	—	$3.57	5/13/2026	322,499	(4)	$822,372
	10,000	—	$6.13	5/15/2025
	8,750	1,250	$4.99	5/16/2024
	10,000	—	$3.80	5/17/2023
	5,000	—	$7.70	5/18/2022
	5,000	—	$6.27	5/20/2021
	5,000	—	$6.34	5/14/2020
	1,000	—	$6.90	5/15/2019
	50,000	—	$4.88	3/02/2019

David R. Gustafson	26,367	1,758	$6.38	4/21/2024	267,935	(5)	$683,234
	30,000	—	$4.10	11/06/2023
	30,000	—	$4.69	3/15/2023
	25,000	—	$5.79	2/27/2022
Christopher J. Danson	52,734	3,516	$6.38	4/21/2024	167,254	(6)	$426,498
	50,000	—	$4.69	3/15/2023
	115,000	—	$5.79	2/27/2022
	35,000	—	$10.54	2/19/2018

(1)	With respect to Mr. Conway, comprised of the following:

•	Initial option award of 112,500 on April 21, 2014; vesting 7,031 per quarter starting on May 31, 2014; 7,031 remaining unvested as of December 31, 2017.

With respect to Mr. Mullen, comprised of the following:

•	Initial option award of 10,000 on May 16, 2014; vesting 625 per quarter starting on May 31, 2014; 1,250 remaining unvested as of December 31, 2017.

With respect to Mr. Gustafson, comprised of the following:

•	Initial option award of 28,125 on April 21, 2014; vesting 1,758 per quarter starting on May 31, 2014; 1,758 remaining unvested as of December 31, 2017.

With respect to Mr. Danson, comprised of the following:

•	Initial option award of 56,250 on April 21, 2014; vesting 3,516 per quarter starting on May 31, 2014; 3,516 remaining unvested as of December 31, 2017.
(2)

Market value is calculated based on the number of shares multiplied by the closing market price of Common Stock on the NASDAQ Global Market on December 29, 2017 (the last business day of the year), which was $2.55 per share.

(3)	With respect to Mr. Conway, comprised of the following:
•

Initial grant of 37,500 on April 21, 2014; 1,724 remain unvested as of December 31, 2017. Due to retirement eligible status on April 21, 2014, 1,984 shares were withheld as of the grant date to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

•

Initial grant of 100,000 on February 11, 2015; vesting 50% on February 28, 2017 then 6,250 per quarter starting on May 31, 2017; 25,960 remaining unvested as of December 31, 2017. Due to retirement eligible status on February 11, 2015, 5,290 shares were withheld as of the grant date to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

•

Initial grant of 143,750 on February 12, 2016; vesting 50% on February 28, 2018; then 8,985 per quarter starting on May 31, 2018; 134,363 remaining unvested as of December 31, 2017. Due to retirement eligible status on February 12, 2016, 9,387 shares were withheld as of the grant date to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

(4)	With respect to Mr. Mullen, comprised of the following:
•	Initial grant of 305,000 on February 8, 2017; vesting 25,417 per quarter starting on May 31, 2017; 228,749 remaining unvested as of December 31, 2017.

Initial grant of 100,000 on November 8, 2017; vesting 6,250 per quarter starting on November 30, 2017; 93,750 remaining unvested as of December 31, 2017.

(5)	With respect to Mr. Gustafson, comprised of the following:
•	Initial grant of 9,375 on April 21, 2014; vesting 586 per quarter; 586 remaining unvested as of December 31, 2017.
•	Initial grant of 43,478 on February 11, 2015; vesting 50% on February 28, 2017 then 2,717 per quarter starting on May 31, 2017; 13,587 remaining unvested as of December 31, 2017.
•	Initial grant of 12,000 on August 12, 2015; vesting 50% on August 31, 2017 then 750 per quarter starting on November 30, 2017; 5,250 remaining unvested as of December 31, 2017.
•	Initial grant of 52,083 on February 12, 2016; vesting 50% on February 28, 2018; then 3,256 per quarter starting on May 31, 2018; 52,083 remaining unvested as of December 31, 2017.

Initial grant of 102,679 on February 8, 2017; vesting 50% on February 28, 2019, then 6,418 per quarter starting on May 31, 2019; 102,679 remaining unvested as of December 31, 2017.

Initial grant of 100,000 on November 8, 2017; vesting 6,250 per quarter starting on November 30, 2017; 93,750 remaining unvested as of December 31, 2017.

(6)	With respect to Mr. Danson, comprised of the following:
•	Initial grant of 18,750 on April 21, 2014; vesting 1,170 per quarter; 1,170 remaining unvested as of December 31, 2017.

•	Initial grant of 36,232 on February 11, 2015; vesting 50% on February 28, 2017 then 2,265 per quarter starting on May 31, 2017; 11,322 remaining unvested as of December 31, 2017.
•	Initial grant of 52,083 on February 12, 2016; vesting 50% on February 28, 2018; then 3,256 per quarter starting on May 31, 2018; 52,083 remaining unvested as of December 31, 2017.
•	Initial grant of 102,679 on February 8, 2017; vesting 50% on February 28, 2019, then 6,418 per quarter starting on May 31, 2019; 102,679 remaining unvested as of December 31, 2017.

Stock Vested in 2017

The following table provides information on restricted stock awards vested and stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the Named Executive Officers in the year ended December 31, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kelly D. Conway	117,661	363,185
David B. Mullen	88,201	232,661
David R. Gustafson	148,628	504,734
Christopher Danson	143,087	497,821
Jason Wesbecher	78,909	300,572

(1)	The value realized on vesting is based on the number of shares underlying the restricted stock awards that vested and the closing price of our common stock on the vesting date.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

We are obligated under the terms of their respective executive employment agreements to make severance payments to our Named Executive Officers only in the event that we terminate their employment without Cause or in the event a Named Executive Officer resigns with Good Reason, except Mr. Conway is also entitled to accelerated vesting of shares of restricted stock and stock options in the event of a Change in Control, whether or not he incurs a termination in connection therewith. In the event we are obligated under the terms of the relevant agreement to make a severance payment, no payments are due unless the Named Executive Officer executes a general release.

Summary of Severance and Change in Control Benefits

Under his executive employment agreement, Mr. Conway is entitled to severance in the event that we terminate his employment without Cause or Mr. Conway terminates his employment with Good Reason, as follows: (i) the amount of $1,200,000, payable in a lump sum, (ii) continuation of health insurance benefits for a period of 18 months or until such time as Mr. Conway qualifies for health insurance benefits through a new employer, whichever occurs first, and (iii) accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional period of 24 months. In the event of his death or Disability, Mr. Conway is entitled to (a) the amount of $800,000, payable in a lump sum, (b) the cost of continuing health insurance benefits for a period of 12 months, and (c) vesting of half of all then unvested shares of restricted stock and stock options, with such options being exercisable for a period of one year. Upon a Change in Control, whether or not he incurred a termination of his employment in connection therewith, Mr. Conway would be entitled to accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 36 months.

Under the executive employment agreements of Messrs. Danson and Gustafson each officer is entitled to severance in the event that we terminate his employment without Cause or he terminates his employment with Good Reason, as follows: (i) an amount equal to 100% of his then-current base salary, payable in a lump sum, (ii) an additional amount equal to 100% of the average of the bonus he was paid in the year preceding his termination and the target bonus for the then-current year, payable in a lump sum, (iii) continuation of health insurance benefits for a period of 12 months or until such time as he qualifies for health insurance benefits through a new employer, whichever occurs first, and (iv) accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 12 months, provided that if such termination occurs in connection with a change of control then such vesting shall be the equivalent of 24 months. In the event of Messrs. Danson or Gustafson’s death or Disability, he is entitled to (a) an amount equal to 100% of his then-current base salary, payable in a lump sum, (b) an additional amount equal to 100% of the average of the bonus he was paid in the year preceding his termination and the target bonus for the then-current year, payable in a lump sum, (c) the cost of continuing health insurance benefits for a period of 12 months, and (d) vesting of 50% of the then unvested shares of restricted stock and stock options, with such options being exercisable for a period of one year.

Under Mr. Mullen employment agreement, he is entitled to severance in the event that we terminate his employment without Cause or he terminates his employment with Good Reason, as follows: (i) an amount equal to 6 months of his then-current base salary, payable in a lump sum, (ii) an additional amount equal to 50% of the average of the bonus he was paid in the year preceding his termination and the target bonus for the then-current year, payable in a lump sum, (iii) continuation of health insurance benefits for a period of six months or until such time as he qualifies for health insurance benefits through a new employer, whichever occurs first, and (iv) accelerated vesting of the shares of restricted stock and stock options that would have vested if he was employed for an additional six months provided that if such termination occurs in connection with a change of control then such vesting shall be the equivalent of 12 months. In the event of Mr. Mullen’s death or Disability, he is entitled to (a) an amount equal to 100% of his or her then-current base salary, payable in a lump sum, (b) an additional amount equal to 100% of the average of the bonus he was paid in the year preceding his termination and the target bonus for the then-current year, payable in a lump sum, (c) the cost of continuing health insurance benefits for a period of 12 months, and (d) vesting of 50% of the then unvested shares of restricted stock and stock options, with such options being exercisable for a period of one year.

Under Mr. Wesbecher’s employment agreement, he was entitled to severance in the event that we terminated his employment without Cause or he terminated his employment with Good Reason, as follows: (i) an amount equal to 50% of his then-current base salary, payable in a lump sum, (ii) an additional amount equal to 50% of the average of the bonus he was paid in the year preceding his termination and the target bonus for the then-current year, payable in a lump sum, (iii) continuation of health insurance benefits for a period of six months or until such time as he qualifies for health insurance benefits through a new employer, whichever occurs first, and (iv) accelerated vesting of the shares of restricted stock and stock options that would have vested if he was employed for an additional six months provided that if such termination occurs in connection with a change of control then such vesting shall be the equivalent of 12 months. In the event of Mr. Wesbecher’s death or Disability, he was entitled to (a) an amount equal to 100% of his or her then-current base salary, payable in a lump sum, (b) an additional amount equal to 100% of the average of the bonus he was paid in the year preceding his termination and the target bonus for the then-current year, payable in a lump sum, (c) the cost of continuing health insurance benefits for a period of 12 months, and (d) vesting of 50% of the then unvested shares of restricted stock and stock options, with such options being exercisable for a period of one year.

Relevant Definitions

The following terms, which are relevant to the foregoing discussion, are defined as follows in each Named Executive Officer’s employment agreement:

Cause. Under the employment agreements for all Named Executive Officers, a termination for “Cause” occurs if we terminate the employment of a Named Executive Officer for any of the following reasons:

(i)conviction, including a plea of guilty or no contest, of any felony or any crime involving moral turpitude or dishonesty;

(ii)fraud upon us (or an affiliate), embezzlement, or misappropriation of corporate funds;

(iii)willful acts of dishonesty materially harmful to us;

(iv)activities materially harmful to our reputation;

(v)the executive’s willful misconduct, willful refusal to perform his duties, or substantial willful disregard of his duties, provided that we first provide the executive with written notice of such conduct and thirty (30) days to cure such conduct, if such conduct is reasonably susceptible to cure; or

(vi)material breach of the employment agreement or any other agreement with or policy of Mattersight, causing material harm to us, or breach of any statutory duty or common law duty owed to us.

Good Reason. Under the employment agreements for all Named Executive Officers, an executive generally may terminate his or her employment for “Good Reason” if any of the following conditions occur:

(i)the executive’s base salary or target bonus is reduced below the amount set forth in his or her agreement, unless such reduction is proportionately applied to the three most highly paid executives (excluding the executive);

(ii)the executive is involuntarily relocated to any location outside of the metropolitan area in which his primary office is located, excluding temporary relocations and travel;

(iii)a material diminution in the executive’s position (including offices, titles, and reporting relationships), authority, duties, or responsibilities;

(iv)we materially breach the terms of the agreement; or

(v)we fail to assign the agreement to a successor upon a Change in Control.

Mr. Conway’s agreement also provides that the failure of our Board of Directors to nominate Mr. Conway as a director constitutes Good Reason. His agreement also provides that a Change in Control, in and of itself, will not constitute Good Reason unless it results in a significant diminution of his position as described in clause (iii) above.

The other Named Executive Officers’ agreements provide that the definition of Good Reason does not include the diminution of responsibilities if such diminution of responsibilities is in the ordinary course of either: (a) Mattersight becoming, pursuant to a Change in Control, part of a larger organization in which the executive directly reports to the chief executive officer of such organization; or (b) Mattersight becoming, pursuant to a Change in Control, either a subsidiary or equivalent separate functional business unit of a larger business organization.

Change in Control. Under the executive employment agreements for all Named Executive Officers, a “Change in Control” means:

(i)the acquisition by any individual, entity, or group of beneficial ownership of 25% or more of Mattersight’s outstanding Common Stock or voting securities;

(ii)a change in the identity of a majority of the members of our Board of Directors from those who constituted the board at the time we were spun off from TSC (the “Incumbent Board”), counting any new director whose election was approved by a majority of the members of the Incumbent Board as a member of the Incumbent Board;

(iii)the consummation of a reorganization, merger or consolidation involving Mattersight or a sale or other disposition of all or substantially all of our assets, other than in a transaction following which the beneficial owners of more than 60% of the outstanding Common Stock and voting securities prior to the transaction beneficially own 60% or more of the outstanding Common Stock and voting securities of the surviving or acquiring entity, in substantially the same relative proportion before and after the transaction; or

(iv)the consummation of a plan of complete dissolution or liquidation of Mattersight.

For each of the executive employment agreements, the definition of Change in Control derives from the 1999 Plan.

Disability. Under the executive employment agreement for Mr. Conway, “Disability” means a permanent disability rendering him unable to perform his duties for 90 consecutive days or 180 days in any 12-month period, which determination shall be made after the period of disability, unless an earlier determination can be made, by an independent physician appointed by our Board of Directors. Under the executive employment agreement for the other Named Executive Officers, “Disability” has the meaning provided under the terms of the Company’s then-current long-term disability program or, if no such program is then in effect, the same meaning as provided under Mr. Conway’s agreement.

Severance Paid in 2017

In accordance with the terms of his employment agreement and severance agreement and in connection with the termination of his employment with us in February 2017, we made severance payments in the aggregate of $323,489 to Mr. Wesbecher in 2017. These severance payments represented the payment of $22,917 in cash and $300,572 as taxable wages for accelerated stock vesting.

Non-Competition

The executive employment agreements for our Named Executive Officers provide non-competition restrictions on our Named Executive Officers for our benefit. These non-competition restrictions provide that for a period of one year following a termination for any reason, the Named Executive Officer cannot, for himself or as an agent, partner, or employee of any person, firm, or corporation:

(i)with respect to Mr. Conway, without the prior written consent of our Board of Directors, engage in the practice of providing consulting or related services for any Mattersight client or prospect to or for whom he directly or indirectly performed or provided consulting or related services, or with whom he had personal contact, or prospect to whom he submitted (or assisted or participated in any way in the submission of) a proposal, during the two year period preceding termination of his employment with us;

(ii)with respect to the other Named Executive Officers, without the prior written consent of the chief executive officer or his designee, perform services of the type performed by him during his employment with us, or any services substantially similar thereto, for any of our clients or prospective clients to or for whom the executive directly or indirectly performed services, or prospect to whom he or she submitted (or assisted or participated in any way in the submission of) a proposal, during his prior two years of employment with us, in any country in which we have performed services or sold products during the preceding three years. Messrs. Dresden’s, Mullen’s and Gustafson’s executive employment agreements also provide similar restrictions as to any direct competitor of ours for a period of one year after the termination of his employment with us.

Non-Solicitation

The executive employment agreements for our Named Executive Officers provide non-solicitation restrictions on our Named Executive Officers for our benefit. These non-solicitation restrictions provide that while employed by us and during the one year period immediately following termination of employment for any reason, the executive cannot (i) induce or assist in the inducement of any employee away from our employ or from the faithful discharge of such employee’s contractual and fiduciary obligations to serve our interests with undivided loyalty or (ii) directly or indirectly, on behalf of the executive or any other person or entity, solicit any person, firm, company, corporation, or other entity to whom the executive was first introduced by us and is, becomes, or is known to be, an actual or potential client or customer of ours, to become a client and/or customer of the executive or of any person or entity other than us.

Potential Payments upon Termination or Change in Control Table

The following table estimates the potential severance payments and benefits under the change in control plan to which the Named Executive Officers would be entitled in connection with specified termination events, calculated as if each Named Executive Officer’s employment had terminated as of December 31, 2017.

There are no other agreements, arrangements or plans that entitle any Named Executive Officers to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the table below, we have assumed that none of the potential severance benefits payable under the change in control plan would be subject to the excise tax imposed by section 4999 of the Code and therefore would not be reduced in accordance with the terms of the change in control plan. The table below does not include Mr. Wesbecher, because he resigned as an officer of the Company in February 2017 and is no longer entitled to any potential severance or change in control compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

AS OF DECEMBER 31, 2017

Name	Salary	Bonus(6)	Health Benefits	Vesting(1)	Total
Kelly D. Conway
Good Reason or Without Cause(2)	$1,200,000	$—	$32,022	$397,787	$1,629,809
Death or Disability	$800,000	$—	$21,348	$206,610	$1,027,958
David B. Mullen
Good Reason or Without Cause(3)	$162,500	$111,094	$—	$161,502	$435,096
Death or Disability	$325,000	$222,187	$—	$411,188	$958,375
David R. Gustafson
Good Reason or Without Cause(4)	$325,000	$240,703	$17,580	$191,923	$775,206
Death or Disability	$325,000	$240,703	$17,580	$341,618	$924,901
Christopher J. Danson
Good Reason or Without Cause(5)	$320,000	$237,000	$13,308	$117,392	$687,700
Death or Disability	$320,000	$237,000	$13,308	$213,249	$783,557

(1)	For purposes of this table, shares of restricted stock were valued at the closing price on December 29, 2017 (the last business day of the year) of $2.55 for Common Stock.
(2)

Upon termination by Mr. Conway for Good Reason or by Mattersight without Cause, Mr. Conway would be paid the following amounts as severance: a lump sum amount of $1,200,000 and health benefits of $1,779 per month for up to 18 months. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 24 months after termination, amounting to 155,995 shares of restricted stock with a value of $397,787. Upon termination as a result of death or disability Mr. Conway would be paid a lump sum of $800,000 and health benefits of $1,779 per month for 12 months. In addition, he would be entitled to the accelerated vesting of 50% of the shares of restricted stock and stock options then outstanding, amounting to 81,024 shares of restricted stock with a value of $206,610. Upon a Change in Control, Mr. Conway would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional 36 months (whether or not he incurred a termination in connection with the Change in Control), resulting in 162,047 shares of restricted stock with a value of $413,220.

(3)

Upon termination by Mr. Mullen for Good Reason or by Mattersight without Cause, Mr. Mullen would be paid the following amounts as severance: a lump sum of $162,500, representing six months of salary; health benefits for up to six months; and a bonus of $111,094, calculated as 50% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional six months after termination, amounting to 63,334 shares of restricted stock with a value of $161,502. Upon termination as a result of death or disability Mr. Mullen would be paid the following lump sum of $325,000 and health benefits for up to 12 months and a bonus of $222,187, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of 50% of the shares of restricted stock and stock options then outstanding, amounting to 161,250 shares of restricted stock with a value of $411,188. If he is terminated in connection with a Change in Control, Mr. Mullen would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional twelve months, resulting in 126,668 shares of restricted stock with a value of $323,003.

(4)

Upon termination by Mr. Gustafson for Good Reason or by Mattersight without Cause, Mr. Gustafson would be paid the following amounts as severance: a lump sum of $325,000, representing 12 months of salary; health benefits of $1,465 per month for up to 12 months; and a bonus of $240,703, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 12 months after termination, amounting to 75,264 shares of restricted stock with a value of $191,923. Upon termination as a result of death or disability Mr. Gustafson would be paid the following lump sum of $325,000, health benefits of $1,465 per month for 12 months, and a bonus of $240,703, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of 50% of the shares of restricted stock and stock options then outstanding, amounting to 133,968 shares of restricted stock with a value of $341,618. If he is terminated in connection with a Change in Control, Mr. Gustafson would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional 24 months, resulting in 188,844 shares of restricted stock with a value of $481,552.

(5)

Upon termination by Mr. Danson for Good Reason or by Mattersight without Cause, Mr. Danson would be paid the following amounts as severance: a lump sum of $320,000, representing 12 months of salary; health benefits of $1,109 per month for up to 12 months; and a bonus of $237,000, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 12 months after termination, amounting to 46,036 shares of restricted stock with a value of $117,392. Upon termination as a result of death or disability Mr. Danson would be paid the following lump sum of $320,000, health benefits of $1,109 per month for 12 months, and a bonus of $237,000, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of 50% of the shares of restricted stock and stock options then outstanding, amounting to 83,627 shares of restricted stock with a value of $213,249. If he is terminated in connection with a Change in Control, Mr. Danson would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional 24 months, resulting in 131,913 shares of restricted stock with a value of $336,378.

(6)	Solely for purposes of calculating the bonus amounts in the table: The bonuses for 2017 were calculated as an average of the annual bonus and the target bonus.

PAY-RATIO INFORMATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule (the “Rule”), we are required to provide to our stockholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of our median employee, referred to as “pay-ratio” disclosure.

For the fiscal year ended December 31, 2017,

•	the median of the annual total compensation of all our employees (other than the CEO) was $85,225.34; and
•	the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $499,500.
•	Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 5.86 to 1.

The pay ratio above represents our reasonable estimate calculated in a manner consistent with the Rule and applicable guidance. The Rule and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the Rule, in considering the pay-ratio disclosure, stockholders should keep in mind that the Rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

Set forth below is a description of the methodology, including any material assumptions, adjustments and estimates, we used to identify the median employee for purposes of the Rule.

To determine our total population of employees as of December 31, 2017, we included all regular full time, regular part time, temporary full time and temporary part time employees (including interns).  All of our employees are located in the U.S.

To identify the “median employee” from our employee population as determined above, we compared the aggregate amount of each employee’s annual base pay (using a reasonable estimate of the hours worked during 2017 for hourly employees and actual salary paid for the remaining employees, including any commissions, if applicable), incentive bonus paid for 2017 performance and equity awards granted in 2017, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017. In making this determination, we annualized the compensation of employees who were employed by us for less than the entire fiscal year, other than temporary employees who, generally, would not be expected to provide services for a full fiscal year and employees who are on unpaid leave due to the fact these employees account for less than 1% of our employees. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees.

Using this approach, we selected the employee at the median of our employee population. We then calculated annual total compensation for this employee using the same methodology used to calculate annual total compensation for the named executive officers as set forth in the Summary Compensation Table. We determined that the employee’s annual total compensation for the fiscal year ended December 31, 2017 was 85,225.34, (excluding any estimated retirement and health benefits).

PRINCIPAL ACCOUNTING FEES AND SERVICES

For fiscal years 2017 and 2016, fees for services provided by Grant Thornton LLP (“Grant Thornton”) were as described below. The Audit Committee has concluded that the provision of the services rendered by Grant Thornton with respect to the fees described below was compatible with maintaining Grant Thornton’s independence.

Audit Fees

Total audit fees paid to Grant Thornton for the 2017 and 2016 fiscal years were $538,737 and $490,995 respectively. Of the total audit fees paid in fiscal year 2017, $518,473 was for professional services rendered for the audits of the consolidated financial statements and internal controls of Mattersight and $20,264 was for statutory audit work for our affiliates in non-U.S. jurisdictions.

Audit-Related Fees

There were no audit-related fees for accounting consultations paid to Grant Thornton for the 2017 or 2016 fiscal years.

Tax Fees

There were no tax fees paid to Grant Thornton for fiscal years 2017 or 2016.

All Other Fees

No fees other than those described above were paid to Grant Thornton for fiscal years 2017 or 2016.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided to us by Grant Thornton. Pre-approval generally is provided at a regular meeting of the Audit Committee, covers a period of at least two years, and is, at a minimum, reviewed annually. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by Grant Thornton in accordance with this pre-approval and the fees for the services performed to-date. The Audit Committee, or its Chairman, may also pre-approve other particular services on a case-by-case basis. All services provided to us by Grant Thornton during 2017 and 2016 were pre-approved by the Audit Committee in accordance with this policy. Specifically, the Audit Committee pre-approved Grant Thornton’s provision of audit services for 2017 and 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with our management and Grant Thornton the audited financial statements of Mattersight contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Audit Committee also has discussed with Grant Thornton the matters required to be discussed pursuant to Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 12, 2018.

John C. Staley, Chair
Henry J. Feinberg
Michael J. Murray

PROPOSAL # 2

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE MATTERSIGHT CORPORATION 1999 STOCK INCENTIVE PLAN

Description of the Proposal

You are being asked to vote on a proposal to approve the continued application of a provision in the 1999 Stock Incentive Plan, as amended and restated (the “1999 Plan”) that automatically increases the total number of shares of Common Stock available for all grants under the 1999 Plan, other than incentive stock options, by an amount equal to five percent of the number of shares of Common Stock then outstanding. This provision, commonly known as an “evergreen provision,” must be approved by the Company’s stockholder every ten years under the listing rules of the Nasdaq Global Market. This proposal also provides for the amendment of the 1999 Plan to extend the term of the 1999 Plan for ten years after approval of this proposal by the stockholders of the Company.

Principal Provisions of the 1999 Plan

The following summary of the 1999 Plan is not a complete description of all of the provisions of the 1999 Plan and is qualified in its entirety by reference to the full text of the 1999 Plan, which is attached hereto as Annex A.

General.  The purposes of the 1999 Plan are to:  (i) align the interests of the Company’s stockholders and the recipients of awards under the 1999 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining directors, officers, other key employees, consultants, independent contractors, and agents; and (iii) motivate such persons to act in the long-term best interests of the Company’s stockholders.  The 1999 Plan permits awards of non-statutory stock options, incentive stock options, stock appreciation rights or “SARs,” restricted stock, bonus stock, restricted stock units or “RSUs,” performance shares and performance units.  In addition, participants in the 1999 Plan may be provided an opportunity to defer awards under the 1999 Plan.

Term of 1999 Plan. The 1999 Plan will terminate ten years after its effective date, unless terminated earlier by the Board of Directors. The amended effective date of the 1999 Plan will be the date of approval by the Company’s stockholders of the amendment described in this proposal.

Shares Subject to 1999 Plan. As of the first day of each fiscal year of the Company, the total number of shares of Common Stock available for all grants under the 1999 Plan, other than incentive stock options, automatically increases by an amount equal to five percent of the number of shares of Common Stock then outstanding.  The closing price of the Common Stock on the Nasdaq Global Market on March 21, 2018 was $2.25.

Administration.  The Compensation Committee, which is comprised of independent directors, administers the 1999 Plan and is responsible for selecting the 1999 Plan’s participants, establishing the performance goals, and approving payouts under the 1999 Plan.

Eligibility.  Participants in the 1999 Plan consist of those directors (including Non-Employee Directors), officers, other key employees, consultants, independent contractors and agents of the Company and its subsidiaries, as the Compensation Committee selects from time to time. A “subsidiary” is generally defined as any corporation or entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain, owns 50% or more of the voting stock in one of the other corporations in such chain.

The Compensation Committee has the authority to select, from among the persons eligible for awards, the individuals to whom awards will be granted and the type and amount of each award.  During 2017, six non-employee directors were granted stock options, covering 60,000 shares under the 1999 Plan. In addition, during 2017, 279 employees were granted restricted stock awards covering 1,530,192 shares under the 1999 Plan, including restricted stock awards covering 884,013 shares granted to four executive officers.

Limitations.  The 1999 Plan provides that the maximum number of shares and share equivalent units that may be granted during any fiscal year to any one participant under all types of plan awards is 500,000.  In addition, the maximum number of shares that may be issued through options intended to be incentive stock options during the entire life of the 1999 Plan is 1,034,000.

Terms and Conditions of Options.  Each option will be evidenced by an award agreement.  The Compensation Committee determines the exercise price of an option at the time it is granted, but that exercise price must equal at least 100% of the fair market value of Common Stock at the time the option is granted.  “Fair market value” is generally the closing transaction price of a share of Common Stock as reported by Nasdaq on the date that such value is being determined, or, if there are no reported transactions for such date, on the next preceding date that transactions are reported.

Exercise of Options.  An option vests and becomes exercisable according to the terms specified in the award agreement that covers the option.  The Compensation Committee may establish performance measures that must be satisfied as a condition to the grant of an option or to the exercisability of all or a portion of an option.  The Compensation Committee will determine whether an option will become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  Whether and under what circumstances an option may be exercised after the 1999 Plan participant’s death, retirement, disability or other termination of employment are specified in the award agreement.  The agreement also specifies the means of payment that will be permitted.  Among the forms of payment that may be permitted under the 1999 Plan are cash, surrender of shares the optionee has held for at least six months, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, any combination of the foregoing, or, if applicable, by surrendering to the Company any tandem SARs that are cancelled by reason of the exercise of the option.

Stock Appreciation Rights.  A stock appreciation right gives the participant the right to receive the appreciated value in the Common Stock when the SAR vests and the participant exercises it.  The agreement relating to an SAR shall specify whether such award may be settled in shares of Common Stock, cash or a combination of both.  An SAR may be a free-standing SAR or a tandem SAR.  A free-standing SAR is granted by itself.  In contrast, a tandem SAR is granted in tandem with an option award.

Restricted Stock, Bonus Stock, and Restricted Stock Units.  The Compensation Committee may grant awards of restricted stock, bonus stock, and RSUs under the 1999 Plan.  The agreement relating to a stock award will specify whether the stock award is a restricted stock award or bonus stock award.  A bonus stock award is an award of shares of Common Stock that is not subject to a restriction period or performance measures.  The number of shares of Common Stock subject to a stock award, the number of share equivalent units subject to RSUs, and the performance measures (if any) and restriction period applicable to a restricted stock award or RSUs will be determined by the Compensation Committee.  The agreement relating to a restricted stock award or RSUs will generally provide for the vesting of the shares or share equivalent units upon:  (i) achievement of specified performance measures during a restriction period; or (ii) continuous service to the Company during the specified restriction period.  Unless otherwise set forth in an agreement relating to a restricted stock award, the holder of such award will generally have all rights as a stockholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock.  Participants awarded RSUs will be credited with regular cash dividends or dividend equivalents paid with respect to those share equivalent units.

Performance Shares and Performance Units. The Compensation Committee may grant awards of performance shares and performance units under the 1999 Plan.  The number of performance shares or performance units subject to such awards and the performance measures and performance period applicable to such awards will be determined by the Compensation Committee.  The agreement relating to an award of performance shares or performance units will generally provide for the vesting of such awards if specified performance measures are met during the specified performance period.  The agreement will also specify whether such awards may be settled in shares of Common Stock, cash, or a combination thereof and may specify whether the holder will be entitled to receive, on a current or deferred basis, dividend equivalents.

Employment or Service Termination.  All of the terms relating to the vesting, exercise, cancellation or other disposition of awards granted under the 1999 Plan upon the holder's termination of employment or service to the Company, whether because of disability, retirement, death, or other termination, will generally be determined by the Compensation Committee.  This determination will generally be made at the time of the grant of the award and will be specified in the applicable award agreement.

Automatic Option Grants to Non-Employee Directors.  An initial non-statutory option to purchase 50,000 shares of Common Stock will be granted automatically to each new Non-Employee Director on the date he or she first becomes a Non-Employee Director.  Each Non-Employee Director will also automatically receive an annual grant of an option to purchase 10,000 shares of Common Stock on the day after each annual stockholders meeting.  Each initial option grant becomes exercisable in 48 equal monthly installments, beginning with the last day of the calendar month following the month in which the option is granted.  Each annual option grant becomes exercisable in four equal quarterly installments, beginning with the last day of the quarter in which the option is granted.  See “Director Compensation.”  All Non-Employee Directors' options expire ten years after they are granted.

If a Non-Employee Director ceases to be a director by reason of death, then each of his or her automatic options will become fully exercisable, and remain exercisable for one year after the date of death or, if earlier, until the expiration of the option.  If a Non-Employee Director ceases to be a director by reason of disability, then each of his or her automatic options will become fully exercisable, and remain exercisable for five years after the date such holder ceased to be a director or, if earlier, until the expiration of the option.  If a Non-Employee Director ceases to be a director through retirement from the Board of Directors or for any reason other than death or disability, then each of his or her automatic options will be exercisable only to the extent the option was exercisable on the date of termination of service as a director, and may thereafter be exercised for five years after the date such holder ceased to be a director or, if earlier, until the expiration of the option.

Transferability of Plan Awards.  Unless otherwise specified in an award agreement, no award will be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company.  In general, except as provided in the preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process.

Amendment, Modification and Termination.  The Board of Directors may amend the 1999 Plan as it deems advisable, subject to any requirement of stockholder approval required by applicable law, rule, or regulation, including Section 422 of the Internal Revenue Code.  Stockholder approval will be required for any amendment that would:  (i) increase the maximum number of shares of Common Stock available under the 1999 Plan; (ii) effect any change inconsistent with Section 422 of the Internal Revenue Code; or (iii) extend the term of the 1999 Plan.  No amendment may impair the rights of a holder of an outstanding award without the consent of the holder.  The Board of Directors may terminate the 1999 Plan.  Termination of the 1999 Plan may not affect the terms or conditions of any award granted prior to termination.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the Compensation Committee will appropriately adjust:  (i) the number and class of securities available under the 1999 Plan; (ii) the number and class of securities subject to each outstanding option or SAR and the purchase price per security; (iii) the number of securities subject to each option to be granted to Non-Employee Directors; (iv) the terms of each outstanding SAR or RSU; (v) the number and class of securities subject to each outstanding stock award; and (vi) the terms of each outstanding award of performance shares or performance units, or any other applicable award.  The decision of the Compensation Committee regarding any such adjustment is final, binding, and conclusive.

Change in Control.  If a change in control, as defined in the 1999 Plan, occurs, the Board of Directors may, but will not be required to, make adjustments to outstanding awards as it deems appropriate, including electing that each outstanding award will be surrendered to the Company, and that each such award will be cancelled immediately by the Company, with the holder to receive, within a specified period of time from the occurrence of the change in control, a cash payment from the Company.  In the event of a change in control in which options are cancelled, each tandem SAR related to a cancelled option will be surrendered by the holder and cancelled simultaneously with the cancellation of the related option.  In the event of a change in control, the Board of Directors may, but will not be required to, substitute for each share of Common Stock available under the 1999 Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock will be converted pursuant to such change in control.  In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of a SAR will be appropriately adjusted by the Compensation Committee.

Deferrals and Section 409A of the Internal Revenue Code.  The Compensation Committee may permit or require a participant to defer receipt of cash or shares of Common Stock that would otherwise be due to the participant under the 1999 Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Internal Revenue Code) in accordance with the terms of the 1999 Plan.  The deferral of an award under the 1999 Plan or compensation otherwise payable to the participant will be set forth in the terms of a deferral agreement or as elected by the participant pursuant to such rules and procedures as the Compensation Committee may establish.  Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the 1999 Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A.  No distribution of a deferral will be made pursuant to the 1999 Plan if the Compensation Committee determines that a distribution would:  (i) violate applicable law; or (ii) jeopardize the Company’s ability to continue as a going concern.  In any such case, a distribution will be made at the earliest date at which the Compensation Committee determines such distribution would not trigger clause (i) or (ii) above.  All awards under the 1999 Plan are intended either:  (i) to be exempt from Section 409A; or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

Summary of Federal Income Tax Consequences of Participating in the 1999 Plan

The following is a general description of the United States federal income tax consequences to participants and the Company relating to SARs, options, RSUs and other awards that may be granted under the 1999 Plan.  The 1999 Plan is not qualified under Section 401(a) of the Internal Revenue Code.  This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to SARs, options, RSUs and other awards.

Stock Appreciation Rights.  A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a SAR.  When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the SAR is exercised, of Common Stock.  The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income.  The Company will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above.  If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss.  The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

Non-statutory Stock Options.  A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-statutory stock option.  When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the shares received.  The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income.  The Company will generally be entitled to a federal income tax deduction, in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above.  If the participant holds shares acquired through exercise of a non-statutory stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss.  The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive Stock Options.  A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option.  If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant will generally not recognize any income and the Company will not be entitled to a deduction.  However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale).  The balance of any gain or loss will be treated as a capital gain or loss to the participant.  If shares are disposed of after the two-year and one-year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Restricted Stock Units.  RSUs generally are subject to tax at the time of payment and the Company generally will have a corresponding deduction when the participant recognizes income.

Other Awards.  The current federal income tax consequences of other awards authorized under the 1999 Plan are generally in accordance with the following:

•

Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant); and

•	Performance shares, performance units and dividend equivalents generally are subject to tax at the time of payment.

In each of the foregoing cases, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Compliance with Section 409A of the Internal Revenue Code

The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 1999 Plan.  To the extent applicable, it is intended that the 1999 Plan and any grants made under the 1999 Plan comply with the provisions of Section 409A of the Internal Revenue Code.  The Company intends to administer the 1999 Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A to the extent necessary, and to make such amendments (including retroactive amendments) to the 1999 Plan and any other grants made thereunder as required by Section 409A on a timely basis.  Any reference to Section 409A will also include any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of Treasury or the Internal Revenue Service.

Vote Required for Ratification of Proposal

The affirmative vote of approval of the holders of a majority of shares present and entitled to vote either in person or by proxy at the Annual Meeting is required to approve the amendment and restatement of the 1999 Plan.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 1999 PLAN.

PROPOSAL #3

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton acted as our independent public accountants for 2017. The Audit Committee appointed Grant Thornton as independent public accountants for Mattersight to audit Mattersight’s consolidated financial statements for 2018.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Mattersight and its stockholders.

We have been advised that representatives of Grant Thornton will be at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Ratification of Independent Public Accountants

The ratification of the appointment of Grant Thornton as our independent public accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of Our Board of Directors

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS MATTERSIGHT’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2018 FISCAL YEAR ON PROPOSAL 3.

OTHER BUSINESS

Our Board of Directors does not know of any further business to be presented at the Annual Meeting. However, should any other matters arise that are properly presented and require a vote of our stockholders, the persons named as proxies on the enclosed proxy card intend to vote on those matters in accordance with their judgment as to the best interests of Mattersight.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2019

Deadline for Inclusion in Proxy Statement

Any stockholder proposal or director nominee to be considered by us for inclusion in the Proxy Statement and form of proxy for next year’s annual meeting of stockholders must be received by our Legal Department at its principal executive offices, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, no later than December 6, 2018 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Stockholder proposals that are not intended for inclusion in a proxy statement for an annual meeting, but that stockholders intend to introduce at an annual meeting, as well as proposed stockholder nominations for the election of directors at an annual meeting, must each comply with the advance notice procedures set forth in our bylaws in order to be brought properly before that annual stockholders’ meeting. In addition, with respect to any such stockholder proposals, we may utilize discretionary authority conferred by proxy in voting thereon if, among other matters, the stockholder proponent does not give timely notice of the matter to us in accordance with such bylaw procedures. In general, written notice of such a stockholder proposal or a director nomination must be delivered to our Legal Department not less than 75 days or more than 100 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year’s annual meeting of stockholders, the written notice must be received no earlier than February 4, 2019 and no later than March 1, 2019.

In addition to timing requirements, the advance notice provisions of our bylaws contain informational content requirements that must also be met. A copy of our bylaw governing these timing procedures and content requirements may be obtained by writing to our Legal Department at the address specified on the first page of this Proxy Statement.

If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with our bylaws, then such business will not be transacted or such defective nomination will not be accepted.

ADDITIONAL INFORMATION

The cost of soliciting proxies will be borne by us. In addition to soliciting proxies through the mail, our directors, officers, and employees may solicit proxies in person, by facsimile, or by telephone, without additional compensation. As is customary, we will, upon request, reimburse brokers, banks, custodians, and other nominee holders of record for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of Mattersight shares.

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of its stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we may deliver only one set of proxy materials to multiple stockholders who share an address. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future proxy materials for your household, please contact Legal Department, Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606 or call 877-235-6925.

Your vote is important. Please submit your proxy with voting instructions by telephone or through the Internet by following the instructions provided as soon as possible or complete the enclosed proxy card with your voting instructions and mail it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/s/ David B. Mullen
Secretary, Senior Vice President, Chief Financial Officer and Corporate Secretary
April 5, 2018

We will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 12, 2018, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to Legal Department, Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606.

ANNEX A

MATTERSIGHT CORPORATION

AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the 1999 Stock Incentive Plan (the “Plan”) of Mattersight Corporation, a Delaware corporation (the “Company”), are to: (i) align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining directors (including Non-Employee Directors), officers, other key employees, consultants, independent contractors and agents; and (iii) motivate such persons to act in the long-term best interests of the Company’s stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock under this Plan.

“Cause” shall have the meaning set forth in any employment, severance or other agreement between any of the Company Parties and the Participant. If there is no employment agreement between any of the Company Parties and the Participant, or if such agreement does not define “Cause,” then “Cause” will mean a finding by the Committee of the Participant’s: (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of any of the Company Parties, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on any of the Company Parties, or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of any of the Company Parties; (ii) act or acts of disloyalty, moral turpitude or material misconduct that is injurious to the interest, property, value, operations, business or reputation of any of the Company Parties, or conviction of a crime that results in injury to any of the Company Parties; or (iii) repeated refusal (other than by reason of Disability) to carry out reasonable instructions from the Participant’s superiors or the Board. Notwithstanding any provision of the Plan or any employment, severance or other agreement, “Cause” shall include any violation by the Participant, during or after the Participant’s service, of a non-competition, non-solicitation, non-disclosure or other restrictive covenant applicable to the Participant in any employment, severance or other agreement with any of the Company Parties.

“Change in Control” shall have the meaning set forth in Section 6.12(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean: (i) prior to the date that the Company shall become a separate publicly held corporation for purposes of Section 162(m) of the Code, the Committee under the Technology Solutions Company 1996 Stock Incentive Plan; and (ii) on or after such date, one or more committees of the Board that have been designated by the Board to carry out certain respective actions under this Plan on behalf of the Board, subject to the limitations provided by the Board in any such designations; provided, however, that where necessary for compliance with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or where the Board deems it to be advisable for any reason whatsoever, such committee will consist of two or more members of the Board, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and provided further, that where the grant of an award is being made to any person who at the time of the grant is a “covered employee,” or who is then believed likely to be a “covered employee” at any time during the period an award hereunder to such person would be outstanding, and where necessary for such grant to qualify as performance based compensation under the provisions of Section 162(m) of the Code, such committee will consist of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. Notwithstanding any such committee designations, the Board retains the right to assume full authority to administer the Plan in all respects hereunder pursuant to Section 1.3 hereof.

“Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

“Company” shall have the meaning set forth in Section 1.1.

“Company Parties” means, collectively and without duplication, the Company and any of its Subsidiaries.

“Disability” shall have the meaning set forth in any employment, severance or other agreement between any of the Company Parties and the Participant. If there is no employment agreement between any of the Company Parties and the Participant, or if such agreement does not define “Disability,” then “Disability” shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder that renders the Participant eligible for benefits under the Company’s long-term disability Plan (as in effect as of the date of the Participant’s termination of employment and regardless of whether the Participant is otherwise eligible for benefits under such Plan), as determined by the Company in its sole discretion.

“Effective Date” shall have the meaning set forth in Section 6.5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported by The NASDAQ Stock Market or the principal national securities exchange on which the Common Stock is then traded, on the date that such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date that transactions were reported; provided, however, that if: (i) the determination date occurs prior to the initial date that shares of Common Stock are traded on The NASDAQ Stock Market or a national securities exchange; or (ii) the Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean a SAR that is not issued in tandem with, or by reference to, an option and that entitles the holder thereof to receive, upon exercise, shares of Common Stock (that may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated as an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 6.12(b)(2) hereof.

“Mature Shares” shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and that such holder has held for at least six months.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary; provided, however, that prior to the Reference Date, “Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company, TSC, any subsidiary of TSC or any Subsidiary.

“Non-Statutory Stock Option” shall mean a stock option that is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 6.12(b)(1) hereof.

“Outstanding Voting Securities” shall have the meaning set forth in Section 6.12(b)(1) hereof.

“Participants” shall have the meaning set forth in Section 1.4 hereof.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder.

“Performance Measures” shall mean the criteria and objectives, established by the Committee and approved by the Company’s stockholders, that shall be satisfied or met: (i) as a condition to the exercisability of all or a portion of an option, SAR, RSU, or Performance Unit; (ii) as a condition to the grant of a Stock Award or RSUs; or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award or RSUs, of the shares of Common Stock or share equivalent units subject to such award, or, in the case of a Performance Share Award or Performance Units, of the shares of Common Stock or share equivalent units subject to such award and/or of payment with respect to such award. Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this paragraph, the performance measure(s) to be used for purposes of awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives:

(a) net earnings;

(b) operating earnings or income;

(c) earnings growth;

(d) services revenue growth;

(e) net income (absolute or competitive growth rates comparative);

(f) net income applicable to Common Stock;

(g) income statement performance;

(h) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(i) earnings per share of Common Stock;

(j) return on stockholders equity (absolute or peer-group comparative);

(k) stock price (absolute or peer-group comparative);

(l) absolute and/or relative return on Common stockholders equity;

(m) absolute and/or relative return on capital;

(n) absolute and/or relative return on assets;

(o) economic value added (income in excess of cost of capital);

(p) customer satisfaction;

(q) client growth;

(r) enhancement of functionality of technology;

(s) managed backlog growth;

(t) development of infrastructure and teams within the Company;

(u) expense reduction; and

(v) ratio of operating expenses to operating revenues.

The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events.

If Section 162(m) of the Code or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant awards that will not qualify for the Performance-Based Exception, the Committee may grant awards that do not so qualify.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award or Performance Units shall be measured.

“Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

“Performance Share Award” shall mean an award of Performance Shares under this Plan.

“Performance Unit” shall mean an award with an initial value established by the Committee at the time of grant that is based on the Participant’s attainment of specified performance objectives.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Reference Date” shall mean the initial date that the Company shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Units” or “RSUs” shall mean a notional account established pursuant to an award granted to a Participant, as described in Article III, that is: (a) credited with amounts equal to Shares; (b) subject to restrictions; and (c) payable in cash or shares of Common Stock.

“Restriction Period” shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award or share equivalent units subject to RSUs may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

“SAR” shall mean a stock appreciation right that may be a Free-Standing SAR or a Tandem SAR.

“Spin-Off” shall mean a pro rata distribution by TSC to its stockholders of all of the shares of Common Stock then owned by TSC.

“Stock Award” shall mean a Restricted Stock Award or Bonus Stock Award.

“Subsidiary” shall mean any corporation or entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

“Substitute Options” shall have the meaning set forth in Section 2.4.

“Tandem SAR” shall mean a SAR that is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), that entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (that may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, that is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.9.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“TSC” shall mean Technology Solutions Company, a Delaware corporation, and its successors.

“TSC Options” shall have the meaning set forth in Section 2.4.

1.3 Administration. This Plan shall be administered by the Committee, pursuant to and subject to the terms of the Board’s designation thereof and delegation thereto in accordance with Section 1.2 hereof. The Board or the Committee may delegate some or all of their authority under the Plan to officers or employees of the Company or other persons, as permitted by law and to the extent otherwise consistent with the terms of the Plan. Notwithstanding any such Board or Committee designation or delegation, the Board retains the right to assume full authority to administer the Plan in all respects hereunder. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock or Bonus Stock; (iv) RSUs; (v) Performance Shares; and (vi) Performance Units. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, RSUs, or Performance Units, and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Board or, if applicable, the Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that: (i) any or all outstanding options or SARs shall become exercisable in part or in full; (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or RSUs shall lapse; (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award or Performance Units shall lapse; and (iv) the Performance Measures applicable to any outstanding Restricted Stock Award or RSUs (if any) and to any outstanding Performance Share Award or Performance Units shall be deemed to be satisfied at the maximum or any other level. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

1.4 Eligibility. Participants in this Plan shall consist of such directors, officers, other key employees, consultants, independent contractors and agents of the Company and its Subsidiaries and, prior to the Spin-Off, directors, officers and other key employees of TSC and its subsidiaries, as the Committee in its sole discretion may select from time to time and such other persons receiving Substitute Options (collectively, “Participants”). For purposes of this Plan, references to employment shall also mean service as a director or pursuant to an agency or independent contractor relationship, and references to employment by the Company shall also mean employment by a Subsidiary or such other employer designated in the Agreement evidencing the award. Notwithstanding the preceding sentence, in the case of: (i) options granted hereunder prior to the Reference Date; and (ii) Substitute Options, references to employment with the Company shall include all employment with TSC or any of its subsidiaries. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Notwithstanding anything contained herein to the contrary, no person other than an employee of the Company or a Subsidiary may be granted an Incentive Stock Option hereunder.

1.5 Shares Available. Subject to adjustment as provided in Section 6.11, the total number of shares of Common Stock initially available for all grants of awards over the term of the Plan, other than Substitute Options, was 534,000. As of the first day of each fiscal year of the Company beginning on or after January 1, 2000, the total number of shares of Common Stock available for all grants under this Plan, other than Incentive Stock Options, shall automatically increase by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding. Effective upon approval by the Company’s stockholders of the amendment to increase by 1,500,000 the maximum number of shares of Common Stock under the Plan (which amendment is submitted to such stockholders for their approval at the Company’s 2008 Annual Meeting of Stockholders), the maximum number of shares of Common Stock authorized for all grants of awards under this Plan, subject to adjustment as provided in Section 6.11, is 6,386,097 including a total of: i) 3,113,341 shares that became available on the first day of fiscal years 2000-2008 pursuant to the automatic increase feature contained in the Plan as noted above; ii) 738,756 shares initially made available pursuant to the Substitute Options granted in connection with the Spin-Off; iii) 500,000 shares that became available pursuant to an amendment to the Plan that was approved by the Company’s stockholders at the Company’s 2002 Annual Meeting of Stockholders; and iv) 534,000 shares initially available for issuance under the Plan. If approved, a maximum of 1,034,000 shares will be available for grants of Incentive Stock Options.

To the extent that shares of Common Stock subject to an outstanding option granted hereunder (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award, RSU, Performance Share, or other award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock or share equivalent units with respect to which options, SARs, Stock Awards, RSUs, Performance Share Awards, Performance Units, or a combination thereof, may be granted to any person during: (i) the 1999 fiscal year shall be 75,000; and (ii) any other fiscal year of the Company shall be 500,000, subject to adjustment as provided in Section 6.11.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is granted to a person other than an employee of the Company or a Subsidiary or that is otherwise not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other Plan of the Company (or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of any option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant; provided further, that if an exercise of a Non-Statutory Stock Option would violate applicable securities laws, the Non-Statutory Stock Option will be exercisable no more than 30 days after the exercise of the option first would no longer violate applicable securities laws. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised: (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs that are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock that would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee.

(b) Exercise Period and Exercisability. The Agreement relating to an award of  SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of a SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Committee shall determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.14.

(c) Method of Exercise. A Tandem SAR may be exercised: i) by giving written notice to the Company specifying the number of whole SARs that are being exercised; (ii) by surrendering to the Company any options that are cancelled by reason of the exercise of the Tandem SAR; and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised: (i) by giving written notice to the Company specifying the whole number of SARs that are being exercised; and (ii) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. Subject to Section 1.4, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR.

2.4 Substitute Awards. In the event of a Spin-Off, the Committee shall be authorized to grant substitute options (“Substitute Options”) to purchase Common Stock, in accordance with the terms hereof, to holders of options to acquire Common Stock of TSC (“TSC Options”). The number of shares of Common Stock subject to Substitute Options shall be determined as follows:

(a) eLoyalty Employees and Directors. A Substitute Option shall be granted to each holder of a TSC Option who, immediately after the Spin-Off, is an employee or director of the Company (but who is not also a director of TSC). The number of shares of Common Stock subject to such Substitute Option shall be determined by multiplying the number of shares subject to the TSC Option to which such Substitute Option relates by a ratio, the numerator of which is the trading price of a share of TSC Common Stock, traded “regular way,” and the denominator of which is the trading price of a share of Common Stock, traded on a “when-issued” basis, in each case over a fixed period of time determined by the Committee on or around the record date of the Spin-Off.

(b) Other TSC Option Holders. A Substitute Option shall be granted to each holder of a nonqualified TSC Option granted prior to June 22, 1999 who, immediately after the Spin-Off, is either: (i) an employee or director of TSC; or (ii) an employee or director of neither TSC nor the Company. The number of shares of Common Stock subject to such Substitute Option shall equal the number of shares of Common Stock that would be distributed in the Spin-Off with respect to a number of shares of TSC Common Stock equal to the number of shares subject to the TSC Option to which such Substitute Option relates immediately prior to the Spin-Off.

The Committee shall determine the exercise price of each Substitute Option in a manner that preserves the economic value of the TSC Option to which such Substitute Option relates. The terms and conditions of each Substitute Option, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, such Substitute Option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and, subject to Section 1.4, the rules in the event of termination of employment, shall be the same as those of the TSC Option to which the Substitute Option relates.

Pursuant to its authority provided under this Section, the Committee granted a total of 738,756 shares of Substitute Options in connection with the spin-off of eLoyalty from TSC on February 15, 2000.

III. STOCK AWARDS AND RESTRICTED STOCK UNITS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards and/or RSUs to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

3.2 Terms of Stock Awards. Stock Awards and RSUs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award, the number of share equivalent units subject to RSUs, and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or RSUs shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or RSUs shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock or share equivalent units subject to such award: (i) if specified Performance Measures are satisfied or met during the specified Restriction Period; or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock or share equivalent units subject to such award: (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period; or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 6.10, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, that would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 6.9, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Rights with Respect to Restricted Stock Units. During the Restriction Period, Participants awarded RSUs hereunder will be credited with regular cash dividends or dividend equivalents paid with respect to those share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional share equivalent units, upon such terms as the Committee establishes. The Board or Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions.

(f) Awards to Certain Executive Officers. Notwithstanding any other provision of this Article III, and only to the extent necessary to ensure the deductibility of the award to the Company, the Fair Market Value of the number of shares of Common Stock subject to a Stock Award or Performance Shares, or share equivalent units subject to RSUs, granted to a “covered employee” within the meaning of Section 162(m) of the Code shall not exceed $2,000,000: (i) at the time of grant in the case of a Stock Award, Performance Shares, or RSUs granted upon the attainment of Performance Measures; or (ii) in the case of a Restricted Stock Award, Performance Shares, or RSUs with Performance Measures that shall be satisfied or met as a condition to the holder’s receipt of the shares of Common Stock or share equivalent units subject to such award, on the earlier of: (x) the date on which the Performance Measures are satisfied or met; and (y) the date the holder makes an election under Section 83(b) of the Code.

3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or RSUs, or any cancellation or forfeiture of such Restricted Stock Award or RSUs upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award or RSUs, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Restricted Stock Award or RSUs.

IV. PERFORMANCE SHARE AWARDS AND PERFORMANCE UNITS

4.1 Performance Share Awards and Performance Units. The Committee may, in its discretion, grant Performance Share Awards or Performance Units to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Share Awards and Performance Units. Performance Share Awards and Performance Units shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Shares and Performance Units and Performance Measures. The number of Performance Shares or share equivalent units subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award or Performance Units shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award: (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof; and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 6.14.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award or Performance Units, or any cancellation or forfeiture of such Performance Share Award or Performance Units upon a termination of employment with the Company of the holder of such Performance Share Award or Performance Units, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Performance Share Award or Performance Units.

V. (RESERVED)

VI. GENERAL

6.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

6.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

6.3 Requirements of Law. The granting of awards and the issuance of shares of Common Stock or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

6.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

6.5 Effective Date and Term of Plan. The effective date for purposes of this amendment and restatement of the Plan shall be the date of approval by the Company’s stockholders of the amendment to increase by 1,500,000 the maximum number of shares of Common Stock under the Plan (which amendment is submitted to such stockholders for their approval at the Company’s 2008 Annual Meeting of Stockholders on May 15, 2008) (the “Effective Date”). This Plan was initially adopted by the Board and approved by the stockholders effective June 22, 1999. This Plan shall terminate ten years after its Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

6.6 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.17), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.7 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. A copy of such document shall be provided to the recipient, and the Committee may, but need not, require that the recipient sign a copy of such document. Such document is referred to in the Plan as an “Agreement” regardless of whether any recipient signature is required.

6.8 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the first sentence of this Section 6.8, or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the first sentence of this Section 6.8 or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, other than as permitted by the first sentence of this Section 6.8 or the Agreement relating to an award, such award and all rights thereunder shall immediately become null and void.

6.9 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes that may be required to be withheld or paid in connection with such award.  An Agreement may provide that: (i) the Company shall withhold whole shares of Common Stock that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash that would otherwise be payable to a holder, in each case in an amount not to exceed the Company’s minimum statutory withholding requirements; or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash that would otherwise be payable to a holder, equal to the minimum amount necessary to satisfy any such obligation, (D) in the case of the exercise of any option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) - (E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.10 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.11 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price per security, the terms of each outstanding SAR or RSU, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share Award, Performance Units, or any other applicable award shall be adjusted by the Committee as is equitably required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  In the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of the Company, such adjustment shall be made automatically without the necessity of Committee action, on the customary arithmetical basis. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being: (a) available under this Plan, such fractional security shall be disregarded; or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying:  (i) the fraction of such security (rounded to the nearest hundredth) by; (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award. If any such adjustment provided for in this Section 6.11 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of Incentive Stock Options will be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such option within the meaning of Section 409A or 424 of the Code, the Committee may elect that such adjustment not be made but rather will use reasonable efforts to effect such other adjustment of each then outstanding option as the Committee in its sole discretion will deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 409A or 424 of the Code) of such Incentive Stock Option.

6.12 Change in Control.

(a)(1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be cancelled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

(i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option;

(ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR;

(iii) in the case of a Restricted Stock Award, RSUs, or a Performance Award, the number of shares of Common Stock or share equivalent units or the number of Performance Shares or share equivalent units, as the case may be, then subject to such award, multiplied by the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in the Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control; and

(iv) in the case of Performance Units, the number of Performance Units multiplied by the per unit value of each Performance Unit.

In the event of a Change in Control in which options are cancelled, each Tandem SAR related to a cancelled option shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

In the event of a Change in Control, the Board may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of a SAR shall be appropriately adjusted by the Committee.

(b) Prior to the consummation of a Spin-Off, “Change in Control” shall mean any event, other than a Spin-Off, after which TSC is the beneficial owner of less than a majority of the Outstanding Voting Securities. After the consummation of a Spin-Off, “Change in Control” shall mean one or more of the following events:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either: (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”); or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by a corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.12(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date of the Spin-Off constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date of the Spin-Off whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person that beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

(c)(1) With respect to any optionee who is subject to Section 16 of the Exchange Act, notwithstanding the exercise period contained in any Agreement to which such optionee is a party and notwithstanding the expiration date of the term of such option (other than an Incentive Stock Option), in the event the Company is involved in a business combination that is intended to be treated as a pooling of interests for financial accounting purposes (a “Pooling Transaction”) or pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of: (x) the expiration date of the term of the option; (y) the date that is six months and one day after the consummation of such business combination; and (z) the date that is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests; and

(2) With respect to any holder of a SAR (other than a SAR that may be settled only for cash) who is subject to Section 16 of the Exchange Act, notwithstanding the exercise periods set forth in any Agreement to which such holder is a party, and notwithstanding the expiration date of the term of such SAR (other than a Tandem SAR that is related to an Incentive Stock Option), in the event the Company is involved in a Pooling Transaction or pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such SAR (or SAR in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the latest of: (x) the expiration date of the term of such SAR; (y) the date that is six months and one day after the consummation of such business combination; and (z) the date that is ten business days after the date of expiration of any period during which such holder many not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

6.13 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, TSC, or any of their subsidiaries or affiliates or affect in any manner the right of the Company, TSC, or any of their subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

6.14 Rights as Stockholder. Except as otherwise specified in the Plan, no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company that is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.15 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of shares of Common Stock not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

6.16 Waiver of Jury Trial. Each Participant hereby waives any respective right to a jury trial of any permitted claim or cause of action arising out of this Plan or any dealings between the Participant and the Company Parties relating to the subject matter of the Plan. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Plan, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to the Plan.

6.17 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.

VII. DEFERRALS AND SECTION 409A

7.1 Purpose. As provided in an Agreement, the Committee may permit or require a Participant to defer receipt of cash or shares of Common Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Code) in accordance with this Article VII.

7.2 Initial Deferral Elections. The deferral of an award under the Plan or compensation otherwise payable to the Participant shall be set forth in the terms of the Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a) A Participant may make a deferral election with respect to an award under the Plan (or compensation giving rise thereto) at any time in any calendar year preceding the year in which service giving rise to such compensation or award is rendered.

(b) In the case of the first year in which a Participant becomes eligible to receive an award or defer compensation under the Plan, the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the award or compensation attributable to service to be performed subsequent to the election.

(c) Where the grant of an award under the Plan or payment of compensation, or the applicable vesting, is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d) Where the vesting of an award under the Plan is contingent upon the Participant’s continued service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an award.

(e) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A of the Code.

7.3 Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Agreement or a separate election form, which may include the earliest or latest of one or more of the following:

(a) a fixed date as set forth in the Agreement or pursuant to a Participant’s election;

(b) the Participant’s death;

(c) the Participant’s “disability,” as defined in Section 409A of the Code;

(d) a “change in control,” as defined in Section 409A of the Code;

(e) an “unforeseeable emergency,” as defined in Section 409A of the Code and implemented by the Committee;

(f) a Participant’s “separation from service,” as defined in Section 409A of the Code or, in the case of a “specified employee” (as defined in Section 409A of the Code) six months following the Participant’s “separation from service”; or

(g) such other events as permitted under Section 409A of the Code and the regulations and guidance thereunder.

7.4 Restrictions on Distributions. No distribution of a deferral may be made pursuant to the Plan if the Committee reasonably determines that such distribution would: (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, distribution shall be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above.

7.5 Redeferrals. The Company, in its discretion, may permit an Employee to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as: (i) such election may not take effect until at least 12 months after the election is made; (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made; and (iii) such election may not be made less than 12 months prior to the date the distribution was to be made.

7.6 Termination of Deferred Compensation Arrangements. In addition, the Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(a) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in Section 409A, provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b) the arrangement may be terminated in the Committee’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(c) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the: (i) the end of the calendar year of the termination; (ii) the calendar year in which such payments are fully vested; or (iii) the first calendar year in which such payment is administratively practicable.

7.7. Interpretation and Section 409A Payments. Any award under the Plan is intended either: (i) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Section 409A; or (ii) to comply with Section 409A of the Code, and shall be administered in a manner consistent with such intent. For purposes of Section 409A, each payment of deferred compensation under this Plan shall be considered a separate payment.

MATTERSIGHT CORPORATION BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by authorizing a proxy up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E42737-P03587 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MATTERSIGHT CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR ALL in Proposal 1: Election of Directors All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Nominees: 01) Tench Coxe 02) John T. Kohler ! ! ! The Board of Directors recommends you vote FOR Proposal 2: 1999 Stock Incentive Plan Renewal For Against Abstain 2. To approve the amendment and restatement of our 1999 Stock Incentive Plan. ! ! ! The Board of Directors recommends you vote FOR Proposal 3: Ratification of Independent Public Accountant 3. To ratify the appointment of Grant Thornton LLP as our independent public accountants for the 2018 fiscal year. For Against Abstain ! ! ! NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E42738-P03587 MATTERSIGHT CORPORATION Annual Meeting of Stockholders May 15, 2018 9:00 a.m. Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) KELLY D. CONWAY, DAVID B. MULLEN, and JOHN C. STALEY, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (1) Mattersight Common Stock, par value $0.01 per share, and (2) Mattersight 7% Series B Convertible Preferred Stock, par value $0.01 per share, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 15, 2018, at the company's offices at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606 and any adjournment(s) or postponement(s) thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE INSTRUCTIONS PROVIDED. Continued and to be signed on reverse side